                                                                  EXECUTION COPY
                                                                       6/11/2005

                            LEHMAN BROTHERS BANK, FSB

                                    PURCHASER

                                       AND

                             WELLS FARGO BANK, N.A.

                                     COMPANY

                                   ----------

                   SELLER'S WARRANTIES AND SERVICING AGREEMENT

                            DATED AS OF MARCH 1, 2005

                                   ----------

                            FIXED RATE MORTGAGE LOANS

                       WFHM MORTGAGE LOAN SERIES 2005-W14

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF CUSTODIAL MORTGAGE FILES;

                                        i

                                    EXHIBITS

Exhibit A     Mortgage Loan Schedule
              (WFHM 2005-W14)
Exhibit A-1   Contents of the Data File
Exhibit B     Mortgage Loan Documents
Exhibit C     Custodial Agreement
Exhibit D     Custodial Account Certifications
Exhibit E     Escrow Account Certifications
Exhibit F     Form of Assignment and Assumption Agreement
Exhibit G     Underwriting Guidelines
Exhibit H     Form of Company Certification

                                       ii

     This is a Seller's Warranties and Servicing Agreement for fixed rate residential first lien mortgage loans, dated and effective as of March 1, 2005 and is executed between Lehman Brothers Bank, FSB, as purchaser (the
"Purchaser"), and Wells Fargo Bank, N.A., as seller and servicer (the
"Company").

                                   WITNESSETH

          WHEREAS, the Purchaser has agreed to purchase from the Company and the
Company has agreed to sell to the Purchaser certain first lien fixed rate mortgage loans (the "Mortgage Loans") which have an aggregate unpaid scheduled principal balance as of the close of business on the Cut-off Date, after deduction of payments due on or before such date of $41,752,522.40;

     WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule, which is annexed hereto as Exhibit A; and

     WHEREAS, the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage Loans and the conveyance, servicing and control of the
Mortgage Loans.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Whenever used herein, the following words and phrases, unless the content otherwise requires, shall have the following meanings:

     Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

     Adjustment Date: As to each adjustable rate Mortgage Loan, the date on which the Interest Rate is adjusted in accordance with the terms of the related
Mortgage Note.

     Agency/Agencies: Fannie Mae, Freddie Mac or GNMA, or any of them as applicable.

                                       1

     Agency Sale: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to an Agency which sale or transfer is not a Pass-Through Transfer or Whole Loan Transfer.

     Agreement: This Seller's Warranties and Servicing Agreement and all
exhibits hereto, amendments hereof and supplements hereto.

     ALTA: The American Land Title Association or any successor thereto.

     Appraised Value: With respect to any Mortgage Loan, the lesser of (i) the value set forth on the appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or (ii)
the purchase price paid for the Mortgaged Property; provided, however, that in the case of a refinanced Mortgage Loan, such value shall be based solely on the appraisal made in connection with the origination of such Mortgage Loan.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser or if the related Mortgage has been recorded in the name of MERS or its designee, such actions as are necessary to cause the Purchaser to be shown as the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS, including assignment of the MIN
Number which will appear either on the Mortgage or the Assignment of Mortgage to
MERS.

     Assignment of Mortgage Note and Pledge Agreement: With respect to a
Cooperative Loan, an assignment of the Mortgage Note and Pledge Agreement.

     Assignment of Proprietary Lease: With respect to a Cooperative Loan, an assignment of the Proprietary Lease sufficient under the laws of the jurisdiction wherein the related Cooperative Apartment is located to effect the assignment of such Proprietary Lease.

     Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the states where the parties are located are authorized or obligated by law or executive order to be closed.

     Closing Date: March 28, 2005.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the
Treasury regulations issued pursuant thereto.

     Commitment Letter: That certain letter agreement, dated February 23, 2005, between the Company and the Purchaser.

     Company: Wells Fargo Bank, N.A., or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

                                       2

     Condemnation Proceeds: All awards or settlements in respect of a Mortgaged
Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage
Loan Documents.

     Cooperative: The entity that holds title (fee or an acceptable leasehold estate) to all of the real property that the related Project comprises, including the land, separate dwelling units and all common areas.

     Cooperative Apartment: The specific dwelling unit relating to a Cooperative
Loan.

     Cooperative Lien Search: A search for (a) federal tax liens, mechanics'
liens, lis pendens, judgments of record or otherwise against (i) the
Cooperative, (ii) the seller of the Cooperative Apartment and (iii) the Company, if the Cooperative Loan is a refinanced Mortgage Loan, (b) filings of financing statements and (c) the deed of the Project into the Cooperative.

     Cooperative Loan: A Mortgage Loan that is secured by Cooperative Shares and a Proprietary Lease granting exclusive rights to occupy the related Cooperative
Apartment.

     Cooperative Shares: The shares of stock issued by a Cooperative, owned by the Mortgagor, and allocated to a Cooperative Apartment.

     Covered Loan: A Mortgage Loan categorized as "Covered" pursuant to the
Standard & Poor's Glossary for File Format for LEVELS(R) Version 5.6, Appendix
E, revised February 7, 2005.

     Custodial Account: The separate account or accounts created and maintained pursuant to Section 4.04.

     Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Assignment of Mortgage and other Mortgage Loan Documents, if applicable, a form of which is annexed hereto as Exhibit C.

     Custodial Mortgage File: With respect to each Mortgage Loan, the file consisting of the Mortgage Loan Documents listed as items 1 through 4 of Exhibit
B attached hereto, which have been delivered to the Custodian as of the Closing
Date.

     Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial
Agreement as provided therein.

     Cut-off Date: March 1, 2005.

     Data File: The electronic data file prepared by the Company and delivered to the Purchaser including the data fields set forth on Exhibit A-1 with respect to each Mortgage Loan.

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     Deleted Mortgage Loan: A Mortgage Loan which is repurchased by the Company in accordance with the terms of this Agreement and which is, in the case of a substitution pursuant to Section 3.03, replaced or to be replaced with a
Qualified Substitute Mortgage Loan.

     Determination Date: The Business Day immediately preceding the related
Remittance Date.

     Due Date: The first day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

     Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of such Remittance Date.

     Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.12.

     Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.06.

     Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

     Event of Default: Any one of the conditions or circumstances enumerated in
Section 10.01.

     Fannie Mae: The entity formerly known as Federal National Mortgage
Association (FNMA), or any successor thereto.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     Fidelity Bond: A fidelity bond to be maintained by the Company pursuant to
Section 4.12.

     First Remittance Date: April 18, 2005.

     Freddie Mac: The entity also known as the Federal Home Loan Mortgage
Corporation, (FHLMC), or any successor thereto.

     Gross Margin: With respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which is added to the
Index in order to determine the related Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

                                       4

     High Cost Loan: A Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994, (b) a "high cost home,"
"threshold," "covered," (excluding New Jersey "Covered Home Loans" as that term is defined in clause (1) of the definition of that term in the New Jersey Home
Ownership Security Act of 2002), "high risk home," "predatory" or similar loan under any other applicable state, federal or local law or (c) a Mortgage Loan categorized as "High Cost" pursuant to the Standard & Poor's Glossary for File
Format for LEVELS(R) Version 5.6, Appendix E, revised February 7, 2005.

     Index: With respect to any adjustable rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage
Note for the purpose of calculating the interest thereon.

     Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

     Interest Only Mortgage Loan: A Mortgage Loan for which an interest-only payment feature is allowed during the period prior to the first Adjustment Date.

     Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage
Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related
Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the
Mortgage Loan.

     Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the original loan amount of the Mortgage Loan at its origination (unless otherwise indicated) to the Appraised Value of the Mortgaged Property.

     LPMI Policy: A PMI Policy for which the Company pays all premiums from its own funds, without reimbursement.

     MERS: Mortgage Electronic Registration Systems, Inc., a Delaware
corporation, or any successor in interest thereto.

     MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS
System

     MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

     MIN: Mortgage Identification Number used to identify mortgage loans registered under MERS.

     Monthly Advance: The portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination
Date required to be advanced by the Company pursuant to Section 5.03 on the
Business Day immediately preceding the Remittance Date of the related month.

                                       5

     Monthly Payment: The scheduled monthly payment of principal and interest, or in the case of an Interest Only Mortgage Loan, payment of interest on a
Mortgage Loan.

     Mortgage: The mortgage, deed of trust or other instrument and riders thereto securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note, or the Pledge Agreement securing the Mortgage Note for a Cooperative Loan.

     Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

     Mortgage Insurance Premium: With respect to a Mortgage Loan with a LMPI
Policy, a primary mortgage insurance premium equal to 1.000% for 30-year fixed rate Mortgage Loans and 0.875% for 15-year fixed rate Mortgage Loans.

     Mortgage Interest Rate: The annual rate of interest borne on a Mortgage
Note in accordance with the provisions of the Mortgage Note.

     Mortgage Loan: An individual mortgage loan which is the subject of this
Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Retained Mortgage File, the Custodial Mortgage File, the
Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation
Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such
Mortgage Loan.

     Mortgage Loan Documents: With respect to a Mortgage Loan, the documents listed on Exhibit B attached hereto.

     Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate and minus the
Mortgage Insurance Premium, if applicable.

     Mortgage Loan Schedule: A schedule of Mortgage Loans annexed hereto as
Exhibit A, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Company's Mortgage Loan number; (2) the city state and zip code of the Mortgaged Property; (3) a code indicating whether the
Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence, planned unit development,
Cooperative Apartment or condominium; (4) the current Mortgage Interest Rate;
(5) the current net Mortgage Interest Rate; (6) the current Monthly Payment; (7)
the Gross Margin; (8) the original term to maturity; (9) the scheduled maturity date; (10) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (11) the Loan-to-Value Ratio; (12) the next Adjustment
Date; (13) the lifetime Mortgage Interest Rate cap; (14) whether the Mortgage
Loan is convertible or not; (15) a code indicating the mortgage guaranty insurance company; (16) a

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code indicating whether the Mortgage Loan is a Cooperative Loan; (17) code indicating whether the loan is subject to LPMI; and (18) the Servicing Fee.

     Mortgage Note: The note or other evidence of the indebtedness of a
Mortgagor secured by a Mortgage and riders thereto.

     Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note, or with respect to a Cooperative Loan, the related
Cooperative Apartment.

     Mortgagor: The obligor on a Mortgage Note.

     Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an
Assistant Vice President and certified by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and
delivered to the Purchaser as required by this Agreement.

     Opinion of Counsel: A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser.

     Pass-Through Transfer: The sale or transfer of some or all of the Mortgage
Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

     Periodic Interest Rate Cap: As to each adjustable rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment
Date pursuant to the terms of the Mortgage Note.

     Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

     Pledge Agreement: With respect to a Cooperative Loan, the specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease.

     Pledge Instruments: With respect to a Cooperative Loan, the Stock Power, the Assignment of the Proprietary Lease and the Assignment of the Mortgage Note
and Pledge Agreement.

     PMI Policy: A policy of primary mortgage guaranty insurance evidenced by an electronic form and certificate number issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

     Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

     Principal Prepayment: Any payment or other recovery of principal on a
Mortgage Loan which is received in advance of its scheduled Due Date.

                                       7

     Principal Prepayment Period: The calendar month preceding the month in which the related Remittance Date occurs.

     Project: With respect to a Cooperative Loan, all real property owned by the related Cooperative including the land, separate dwelling units and all common areas.

     Proprietary Lease: With respect to a Cooperative Loan, a lease on a
Cooperative Apartment evidencing the possessory interest of the Mortgagor in such Cooperative Apartment.

     Purchaser: Lehman Brothers Bank, FSB, or its successor in interest or any successor to the Purchaser under this Agreement as herein provided.

     Qualified Depository: A deposit account or accounts maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by Standard & Poor's Ratings Group or
Prime-1 by Moody's Investors Service, Inc. (or a comparable rating if another rating agency is specified by the Purchaser by written notice to the Company) at the time any deposits are held on deposit therein.

     Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

     Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Loan Remittance Rate not less than, and not more than two percent (2%) greater, than the Mortgage Loan
Remittance Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the
Deleted Mortgage Loan; (iv) comply with each representation and warranty set forth in Sections 3.01 and 3.02; and (v) be of the same type as the Deleted
Mortgage Loan.

     Rating Agencies: Any nationally recognized statistical rating agency, or its successor, including Standard & Poor's Ratings Services, Moody's Investors
Service, Inc. and Fitch IBCA, Inc.

     Recognition Agreement: An agreement whereby a Cooperative and a lender with respect to a Cooperative Loan (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

                                       8

     Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement may be removed from this Agreement and reconstituted as part of an Agency Sale, Pass-Through Transfer or Whole Loan
Transfer pursuant to Section 9.01 hereof. The Reconstitution Date shall be such date which the Purchaser shall designate. On such date, the Mortgage Loans transferred may cease to be covered by this Agreement and the Company's servicing responsibilities may cease under this Agreement with respect to the related transferred Mortgage Loans.

     REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     REMIC Provisions: Provisions of the federal income tax law relating to a
REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1,
Subtitle A of the Code, and related provisions, regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month, beginning with the
First Remittance Date.

     REO Disposition: The final sale by the Company of any REO Property.

     REO Disposition Proceeds: All amounts received with respect to an REO
Disposition pursuant to Section 4.16.

     REO Property: A Mortgaged Property acquired by the Company on behalf of the
Purchaser through foreclosure or by deed in lieu of foreclosure, as described in
Section 4.16.

     Repurchase Price: Unless agreed otherwise by the Purchaser and the Company, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii)
interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate
from the date on which interest has last been paid and distributed to the
Purchaser through the last day of the month in which such repurchase takes place, less amounts received or advanced in respect of such repurchased Mortgage
Loan which are being held in the Custodial Account for distribution in the month of repurchase.

     Retained Mortgage File: With respect to each Mortgage Loan, the file consisting of the Mortgage Loan Documents listed as items 5 through 9 of Exhibit
B attached hereto.

     Securities Act of 1933 or the 1933 Act: The Securities Act of 1933, as
amended.

     Servicing Advances: All customary, reasonable and necessary "out of pocket"
costs and expenses other than Monthly Advances (including reasonable attorney's fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management
and

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liquidation of any REO Property and (d) compliance with the obligations under
Section 4.08 (excluding the Company's obligation to pay the premiums on LPMI
Policies).

     Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is received. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion
(including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payment collected by the
Company, or as otherwise provided under Section 4.05.

     Servicing Fee Rate: 0.250% per annum per Mortgage Loan.

     Servicing File: With respect to each Mortgage Loan, the file consisting of the Mortgage Loan Documents listed as items 10 through 26 of Exhibit B attached hereto plus copies of all Mortgage Loan Documents contained in the Custodial
Mortgage File and the Retained Mortgage File, which are retained by the Company.

     Servicing Officer: Any officer of the Company involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

     Stated Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off
Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the
Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

     Stock Certificate: With respect to a Cooperative Loan, a certificate evidencing ownership of the Cooperative Shares issued by the Cooperative.

     Stock Power: With respect to a Cooperative Loan, an assignment of the Stock
Certificate or an assignment of the Cooperative Shares issued by the
Cooperative.

     Subsidy Account: An account maintained by the Company specifically to hold all Subsidy Funds to be applied to individual Subsidy Loans.

     Subsidy Funds: With respect to any Subsidy Loans, funds contributed by the employer of a Mortgagor in order to reduce the payments required from the
Mortgagor for a specified period in specified amounts.

     Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related
Mortgagor will be less than the scheduled monthly interest payments on such
Mortgage Loan, with the resulting difference in

                                       10

interest payments being provided by the employer of the Mortgagor. Each Subsidy
Loan will be identified as such in the related Data File.

     Time$aver(R) Mortgage Loan: A Mortgage Loan which has been refinanced pursuant to a Company program that allows a rate/term refinance of an existing
Company serviced loan with minimal documentation.

     Underwriting Guidelines: The Company's underwriting guidelines attached hereto as Exhibit G.

     Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage
Loans by the Purchaser to a third party, which sale or transfer is not a
Pass-Through Transfer or Agency Sale.

                                   ARTICLE II

              CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF CUSTODIAL
             MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
                              DELIVERY OF DOCUMENTS

Section 2.01 Conveyance of Mortgage Loans; Possession of Custodial Mortgage
             Files; Maintenance of Retained Mortgage File and Servicing Files.

     The Company, simultaneously with the execution and delivery of this
Agreement, does hereby sell, transfer, assign, set over and convey to the
Purchaser, without recourse, but subject to the terms of this Agreement, all the right, title and interest of the Company in and to the Mortgage Loans. Pursuant
to Section 2.03, the Company has delivered the Custodial Mortgage File to the
Custodian.

     The contents of each Retained Mortgage File not delivered to the Custodian are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof. Additionally and separate to the Retained Mortgage File, the Company shall maintain a Servicing File, for the sole purpose of servicing the related Mortgage Loans, consisting of a copy of the contents of the
Custodial Mortgage File and the Retained Mortgage File. The possession of each
Servicing File and Retained Mortgage File held by the Company is at the will of the Purchaser, and such retention and possession by the Company is in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Custodial Mortgage
File, Retained Mortgage File and Servicing File shall vest immediately in the
Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the
Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. The Company shall release its custody of the contents of any Retained Mortgage File and Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company's servicing of the Mortgage Loans, in the case of the

                                       11

Servicing File, or is in connection with a repurchase of any Mortgage Loan pursuant to Section 3.03 or 6.02. All such costs associated with the release, transfer and re-delivery to the Company shall be the responsibility of the
Purchaser.

     In addition, in connection with the assignment of any MERS Mortgage Loan, the Company agrees that it will cause, the MERS(R) System to indicate that such
Mortgage Loans have been assigned by the Company to the Purchaser in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS(R) System to identify the Purchaser as beneficial owner of such Mortgage Loans.

Section 2.02 Books and Records; Transfers of Mortgage Loans.

     From and after the sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans, including, but not limited to, all funds received on or in connection with the Mortgage Loans, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of the
Mortgage Loans, and the Company shall retain record title to the related
Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

     The sale of each Mortgage Loan shall be reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company. The
Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the
Company shall maintain in its possession, available for inspection by the
Purchaser, or its designee, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae or Freddie Mac and records of periodic inspections as required by Section 4.13. To the extent that original documents are not required for purposes of realization of
Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Company complies with the requirements of the Fannie
Mae Selling and Servicing Guide, as amended from time to time.

     The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related
Retained Mortgage File and Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

     The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with

                                       12

the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this Agreement or the
Mortgage Loans unless the books and records show such person as the owner of the
Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans. The Purchaser also shall advise the Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred. If the Company receives notification of a transfer less than five (5) Business Days before the end of the related Due Period, the Company's duties to remit and report to the new purchaser(s) as required by Section 5 shall begin with the next Due Period.
Such notification must include a final schedule of Mortgage Loans transferred.

Section 2.03 Custodial Agreement; Delivery of Documents.

     The Company has delivered and released to the Custodian those Mortgage Loan
Documents as required by Exhibit B to this Agreement with respect to each
Mortgage Loan.

     The Custodian has certified its receipt of all such Mortgage Loan Documents in each Custodial Mortgage File pursuant to the Custodial Agreement, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement. The Company shall be responsible for recording the initial Assignments of Mortgage. The Purchaser will be responsible for the fees and expenses of the Custodian.

     Upon the occurrence of the events described in Section 9.01 and Section
11.02 of this Agreement or in the event the Company fails to allow the Purchaser access to the Retained Mortgage File as required pursuant to Section 2.04 (each such occurrence, a "Delivery Event"), the Company shall deliver to the Custodian or any other party per written instructions from the Purchaser, the additional documents from its Retained Mortgage File required to be delivered pursuant to the Custodial Agreement within ten (10) days. All of the provisions of this
Section 2.03 relating to a failure to deliver required documentation, delays in such delivery and the delivery of defective documentation shall apply equally to any obligation on the part of the Company to deliver documents which arises after the Closing Date upon the occurrence of a Delivery Event.

     The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within ten
(10) days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty days of its submission for recordation.

     In the event the public recording office is delayed in returning any original document, which the Company is required to deliver at any time to the
Custodian in accordance with the terms of the Custodial Agreement or which the
Company is required to maintain in the Retained

                                       13

Mortgage File, the Company shall deliver to the Custodian within 180 days of its submission for recordation, a copy of such document and an Officer's
Certificate, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company will be required to deliver the document to the Custodian by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the
Purchaser, which consent shall not be unreasonably withheld.

     In the event that new, replacement, substitute or additional Stock
Certificates are issued with respect to existing Cooperative Shares, the Company immediately shall deliver to the Custodian the new Stock Certificates, together with the related Stock Powers in blank. Such new Stock Certificates shall be subject to the related Pledge Instruments and shall be subject to all of the terms, covenants and conditions of this Agreement.

Section 2.04 Examination of Mortgage Loan Documents.

     Prior to the Closing Date, the Company shall deliver the Mortgage Loan
Documents included in the Custodial Mortgage File to the Custodian. The
Purchaser or a designee may review such Mortgage Loan Documents to verify that the documents required to be included in each Custodial Mortgage File are available. If a Custodial Mortgage File is incomplete or defective or a Mortgage
Loan does not conform to the requirements of this Agreement and such omissions or defects cannot be cured prior to the Closing Date, the Mortgage Loan shall be deleted from the Mortgage Loan Schedule. If deleted, the Mortgage Loan may be replaced, up to one Business Day prior to the Closing Date, by one or more substitute Mortgage Loans which satisfy the criteria set forth in of this
Agreement.

     The Company shall make the Retained Mortgage File available to the
Purchaser for examination at the Company's offices or such other location as shall otherwise be agreed upon by the Purchaser and the Company. Such examination may be made by the Purchaser or by any prospective purchaser of the
Mortgage Loans from the Purchaser, at any time after the Closing Date upon prior written notice to the Company. The fact that the Purchaser or any prospective purchaser of the Mortgage Loans has conducted or has failed to conduct any partial or complete examination of the Retained Mortgage File shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other relief as provided under this Agreement.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01 Company Representations and Warranties.

                                       14

     The Company hereby represents and warrants to the Purchaser that, as of the
Closing Date:

     (a)  Due Organization and Authority.

          The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this
          Agreement; the Company has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

     (b)  Ordinary Course of Business.

          The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, who is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company
          pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

     (c)  No Conflicts.

          Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this
          Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

     (d)  Ability to Service.

                                       15

          The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.
          The Company is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or
          Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

     (e)  Reasonable Servicing Fee.

          The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

     (f)  Ability to Perform.

          The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage
          Loans will not cause the Company to become insolvent. The sale of the
          Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company's creditors;

     (g)  No Litigation Pending.

          There is no action, suit, proceeding or investigation pending or threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the
          Company, or in any material impairment of the right or ability of the
          Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

     (h)  No Consent Required.

          No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions

                                       16

          contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

     (i)  Selection Process.

          The Mortgage Loans were selected from among the outstanding fixed rate one- to four-family mortgage loans in the Company's mortgage banking portfolio at the Closing Date as to which the representations and warranties set forth in Section 3.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

     (j)  No Untrue Information.

          Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

     (k)  Sale Treatment.

          The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

     (l)  No Material Change.

          There has been no material adverse change in the business, operations, financial condition or assets of the Company since the date of the
          Company's most recent financial statements;

     (m)  No Brokers' Fees.

          The Company has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans; and

     (n)  Fair Consideration.

          The consideration received by the Company upon the sale of the
          Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value of the Mortgage Loans.

Section 3.02 Representations and Warranties Regarding Individual Mortgage Loans.

     As to each Mortgage Loan, the Company hereby represents and warrants to the
Purchaser that as of the Closing Date:

                                       17

     (a)  Mortgage Loans as Described.

          The information set forth in the Mortgage Loan Schedule attached hereto as Exhibit A and the information contained on the respective electronic Data File delivered to the Purchaser is true and correct;

     (b)  Payments Current.

          No payment required under any Mortgage Loan will be 30 days or more delinquent on the Closing Date. No Mortgage Loan will have been 30 days delinquent more than one time within the twelve (12) months prior to the Closing Date;

     (c)  No Outstanding Charges.

          There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Company has not advanced funds, or induced, or solicited directly or indirectly, the payment of any amount required under the
          Mortgage Loan, except for interest accruing from the date of the
          Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by one month the Due
          Date of the first installment of principal and interest;

     (d)  Original Terms Unmodified.

          The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the
          Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Custodial Mortgage File delivered to the Custodian and the terms of which are reflected in the Mortgage
          Loan Schedule;

     (e)  No Defenses.

                                       18

          The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

     (f)  No Satisfaction of Mortgage.

          Neither the Mortgage nor the Mortgage Note has been satisfied, canceled, subordinated or rescinded, in whole or in part, and the
          Mortgaged Property has not been released from the lien of the
          Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

     (g)  Validity of Mortgage Documents.

          The Mortgage Note and the Mortgage and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the
          Mortgage Note, the Mortgage and any other related document had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any other related document, and the Mortgage Note, the Mortgage and any other related document have been duly and properly executed by such parties. The Company has reviewed all of the documents constituting the Retained Mortgage File and Custodial Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

          With respect to each Cooperative Loan, the Mortgage Note, the
          Mortgage, the Pledge Agreement, and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage
          Note, the Mortgage, the Pledge Agreement, the Proprietary Lease, the
          Stock Power, Recognition Agreement and the Assignment of Proprietary
          Lease had legal capacity to enter into the Mortgage Loan and to execute and deliver such documents, and such documents have been duly and properly executed by such parties;

     (h)  No Fraud.

          All the documents executed in connection with the Mortgage Loan including, but not limited to, the Mortgage Note and the Mortgage are free of fraud and any misrepresentation, are signed by the persons they purport to be signed by, and witnessed or, as appropriate, notarized by the persons whose signatures appear as witnesses or notaries, and each such document constitutes the valid and binding legal obligation of the signatories and is enforceable in accordance with its terms;

                                       19

     (i)  Compliance with Applicable Laws.

          Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure, or predatory and abusive lending laws applicable to the
          Mortgage Loan have been complied with, and the Company shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. The consummation of the transactions contemplated hereby will not violate any such laws or regulations. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

     (j)  Location and Type of Mortgaged Property.

          The Mortgaged Property is located in the state identified in the
          Mortgage Loan Schedule and consists of a contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a townhouse, provided, however, that any condominium project or planned unit development shall conform with the applicable
          Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home. As of the respective appraisal date for each Mortgaged Property, no portion of the Mortgaged Property was being used for commercial purposes, except as allowed under the
          Underwriting Guidelines. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development meets the requirements under the Underwriting Guidelines;

     (k)  Valid First Lien.

          The Mortgage is a valid, subsisting and enforceable first lien on the
          Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

               (1)  the lien of current real property taxes and assessments not yet due and payable;

                                       20

               (2)  covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending
                    institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise
                    considered in the appraisal made for the originator of the
                    Mortgage Loan and (ii) which do not adversely affect the
                    Appraised Value of the Mortgaged Property set forth in such appraisal; and

               (3)  other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged
                    Property.

               Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property
               described therein and the Company has full right to sell and assign the same to the Purchaser;

               With respect to each Cooperative Loan, each Pledge Agreement creates a valid, enforceable and subsisting first security interest in the Cooperative Shares and Proprietary Lease, subject only to (i) the lien of the related Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the
               Cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (ii) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Pledge
               Agreement; provided, however, that the appurtenant Proprietary
               Lease may be subordinated or otherwise subject to the lien of any mortgage on the Project;

     (l)  Full Disbursement of Proceeds.

          The Mortgage Loan has been closed and the proceeds of the Mortgage
          Loan have been fully disbursed, except for escrows established or improvements to the Mortgaged Property not completed prior to the closing of the related Mortgage Loan, or created due to seasonal weather conditions, and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the
          Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

     (m)  Consolidation of Future Advances.

                                       21

          Any future advances made prior to the Cut-off Date, have been consolidated with the outstanding principal amount secured by the
          Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the
          Mortgage Loan Schedule. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac; the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan; the Company shall not make future advances after the Cut-off Date;

     (n)  Ownership.

          The Company is the sole owner of record and holder of the Mortgage
          Loan and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Company has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser. The Company is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, charges or security interests of any nature encumbering such Mortgage Loan;

     (o)  Origination/Doing Business.

          The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of
          Housing and Urban Development pursuant to Sections 203 and 211 of the
          National Housing Act. All parties which have had any interest in the
          Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged
          Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

     (p)  LTV, PMI Policy.

          Except as indicated on the Mortgage Loan Schedule, no Mortgage Loan has an LTV greater than 103%. A portion of the unpaid principal balance of each Mortgage Loan is and will be insured as to payment defaults by either a lender-paid or borrower-paid PMI Policy. If the
          Mortgage Loan is insured by a PMI Policy for which the Mortgagor pays all premiums, the coverage will remain in place until (i) the LTV decreases to 78% or (ii) the PMI Policy is otherwise terminated pursuant to the Homeowners Protection Act of 1998, 12 USC Section
          4901,

                                       22

          et seq. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. The Qualified Insurer has a claims paying ability acceptable to Fannie Mae or Freddie Mac. Any
          Mortgage Loan subject to a PMI Policy obligates the Mortgagor or the
          Company to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage
          Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

     (q)  Title Insurance.

          The Mortgage Loan is covered by an ALTA lender's title insurance policy (or in the case of any Mortgage Loan secured by a Mortgaged
          Property located in a jurisdiction where such policies are not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance) or other generally acceptable form of policy of insurance acceptable to Fannie Mae or
          Freddie Mac, issued by a title insurer acceptable to Fannie Mae or
          Freddie Mac and qualified to do business in the jurisdiction where the
          Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of Paragraph (k) of this Section 3.02, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the
          Mortgage providing for adjustment to the Mortgage Interest Rate and
          Monthly Payment. The Company is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

     (r)  No Defaults.

          There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

     (s)  No Mechanics' Liens.

          There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise

                                       23

          to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by the title insurance policy referenced in Paragraph (q) above;

     (t)  Location of Improvements; No Encroachments.

          Except as insured against by the title insurance policy referenced in
          Paragraph (q) above, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged
          Property and no improvements on adjoining properties encroach upon the
          Mortgaged Property. No improvement located on or being part of the
          Mortgaged Property is in violation of any applicable zoning law or regulation;

     (u)  Payment Terms.

          The Mortgage Loans have an original term to maturity of not more than
          30 years, with interest payable in arrears on the first day of each month. As to each Mortgage Loan on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the
          Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125% indicated by the Mortgage Note; provided that the Mortgage Interest Rate will not increase or decrease by more than 2.00% on any Adjustment Date, and will in no event exceed the maximum Mortgage Interest Rate or be lower than the minimum Mortgage
          Interest Rate listed on the Mortgage Loan Schedule for such Mortgage
          Loan. As to each Mortgage Loan that is not an Interest Only Mortgage
          Loan, each Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the
          Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage
          Interest Rate. As to each Mortgage Loan, if the related Mortgage
          Interest Rate changes on an Adjustment Date or, with respect to an
          Interest Only Mortgage Loan, on an Adjustment Date following the related interest only period, the then outstanding principal balance will be reamortized over the remaining life of such Mortgage Loan. No
          Mortgage Loan contains terms or provisions which would result in negative amortization;

     (v)  Customary Provisions.

          The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged
          Property of the benefits of the security provided thereby, including,
          (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure and upon the exercise of such rights and remedies under the law, the holder of the Mortgage

                                       24

          and Mortgage Note will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

     (w)  Occupancy of the Mortgaged Property.

          As of the date of origination, the Mortgaged Property was lawfully occupied under all applicable laws.

     (x)  No Additional Collateral.

          The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding
          Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in sub clause (k) above;

     (y)  Deeds of Trust.

          In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

     (z)  Acceptable Investment.

          The Company has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the Mortgagor or
          the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the
          Mortgage Loan;

     (aa) Transfer of Mortgage Loans.

          If the Mortgage Loan is not a MERS Mortgage Loan, the Assignment of
          Mortgage upon the insertion of the name of the assignee and recording information is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

     (bb) Mortgaged Property Undamaged.

          The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely

                                       25

          the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

     (cc) Collection Practices; Escrow Deposits.

          The origination and collection practices used with respect to the
          Mortgage Loan have been in accordance with Accepted Servicing
          Practices, and have been in all material respects legal and proper.
          With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. No escrow deposits or
          Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage Note;

     (dd) No Condemnation.

          There is no proceeding pending or to the best of the Company's knowledge threatened for the total or partial condemnation of the related Mortgaged Property;

     (ee) The Appraisal.

          The Mortgage Loan Documents contain an appraisal of the related
          Mortgaged Property. As to each Time$aver(R) Mortgage Loan, the appraisal may be from the original of the existing Company-serviced loan, which was refinanced via such Time$aver(R) Mortgage Loan. The appraisal was conducted by an appraiser who is licensed in the state where the Mortgaged Property is located, and who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable requirements of Title XI of the Financial Institution Reform, Recovery, and Enforcement Act of
          1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

     (ff) Insurance.

          The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10, in an amount which is not less than the lesser of 100% of the insurable value of the
          Mortgaged Property and the outstanding principal balance of the
          Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis. If the Mortgaged Property is a

                                       26

          condominium unit, it is included under the coverage afforded by a blanket policy for the project. If the improvements on the Mortgaged
          Property are in an area identified in the Federal Register by the
          Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood
          Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain a hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the
          Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the
          Mortgagor. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement.
          The Company has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

     (gg) Servicemembers' Civil Relief Act.

          The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers' Civil Relief Act, as amended;

     (hh) No Balloon Payments, Graduated Payments or Contingent Interests.

          The Mortgage Loan is not a graduated payment mortgage loan and the
          Mortgage Loan does not have a shared appreciation or other contingent interest feature. No Mortgage Loan has a balloon payment feature;

     (ii) No Construction Loans.

          No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgage Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property other than a
          construction-to-permanent loan which has converted to a permanent
          Mortgage Loan;

     (jj) Underwriting.

                                       27

          Each Mortgage Loan was underwritten in accordance with the
          Underwriting Guidelines; and the Mortgage Note and Mortgage are on
          forms acceptable to Freddie Mac or Fannie Mae;

     (kk) Bankruptcy.

          No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding as of the date the Mortgage loan was closed;

     (ll) Leasehold Estates.

          With respect to Mortgage Loans that are secured by a leasehold estate, the lease is valid, in full force and effect and conforms to the
          Underwriting Guidelines;

     (mm) The Mortgagor.

          The Mortgagor is one or more natural persons and/or trustees for an
          Illinois land trust or a trustee under a "living trust" and such
          "living trust" is in compliance with Fannie Mae or Freddie Mac guidelines;

     (nn) Delivery of Custodial Mortgage Files.

          The Mortgage Note and any other documents required to be delivered by the Company under this Agreement for the Mortgage Loans have been delivered to the Custodian. The Company is in possession of a complete, true and accurate Retained Mortgage File in compliance with
          Exhibit B, except for such documents the originals of which have been sent for recordation;

     (oo) Servicing.

          From and after the dated of origination, each Mortgage Loan has been serviced in accordance with the terms of all federal, state and local laws and regulations, the terms of the Mortgage Note and Accepted
          Servicing Practices in all respects;

     (pp) Due on Sale.

          The Mortgage or Mortgage Note contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the
          Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

     (qq) No Violation of Environmental Laws.

          There is no pending action or proceeding directly involving any
          Mortgaged Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the

                                       28

          Company's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use, value and enjoyment of said property;

     (rr) Single Premium Credit Life Insurance.

          None of the proceeds of the Mortgage Loan were used to finance single-premium credit life insurance policies;

     (ss) Anti-Money Laundering Laws.

          The Company has complied with all applicable anti-money laundering laws and regulations, (the "Anti-Money Laundering Laws"), and has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws;

     (tt) No High Cost Loans.

          No Mortgage Loan is a High Cost Loan or Covered Loan;

     (uu) Contents of the Retained Mortgage File

          The Retained Mortgage File contains the documents listed as items 5 through 9 of Exhibit B attached hereto;

     (vv) Fair Credit Reporting Act.

          The Company, in its capacity as servicer for each Mortgage Loan, has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax,
          Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

     (ww) Cooperative Loans.

          With respect to each Cooperative Loan:

          (i)  The Cooperative Shares are held by a person as a
               tenant-stockholder in a Cooperative. Each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first lien and security interest in the
               Cooperative Loan and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to Purchaser or

                                       29

               its designee establishes in Purchaser a valid and subsisting perfected first lien on and security interest in the Mortgaged
               Property described therein, and Purchaser has full right to sell and assign the same. The Proprietary Lease term expires no less than five years after the Mortgage Loan term or such other term acceptable to Fannie Mae or Freddie Mac;

          (ii) A Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to Fannie Mae or
               Freddie Mac and qualified to do business in the jurisdiction where the Cooperative is located;

          (iii) (a) The term of the related Proprietary Lease is not less than the terms of the Cooperative Loan; (b) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the
               Cooperative; (c) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the
               Proprietary Lease; (d) the Cooperative has been created and exists in full compliance with the requirements for residential cooperatives in the jurisdiction in which the Project is located and qualifies as a cooperative housing corporation under Section
               210 of the Code; (e) the Recognition Agreement is on a form published by Aztech Document Services, Inc. or includes similar provisions; and (f) the Cooperative has good and marketable title to the Project, and owns the Project either in fee simple or under a leasehold that complies with the requirements of the
               Fannie Mae or Freddie Mac guidelines; such title is free and clear of any adverse liens or encumbrances, except the lien of any blanket mortgage;

          (iv) The Company has the right under the terms of the Mortgage Note,
               Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor;

          (v)  Each Stock Power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative if the Company undertakes to convert the ownership of the collateral securing the related Cooperative Loan; and

     (xx) No Arbitration Provision.

          No Mortgagor with respect to any Mortgage Loan originated on or after
          August 1, 2004, agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

Section 3.03 Repurchase.

                                       30

     It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the applicable Mortgage Loan Documents to the
Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of
Mortgage or the examination or failure to examine any Custodial Mortgage File or
Retained Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the
Purchaser (or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

     Within 90 days of the earlier of either discovery by or notice to the
Company of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans, the Company shall use its best efforts promptly to cure such breach in all material respects (although, in connection with such a breach of Section 3.02 (vv), the cure period shall be fifteen (15) days) and, if such breach cannot be cured, the Company shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price.
In the event that a breach shall involve any representation or warranty set forth in Section 3.01, and such breach cannot be cured within 90 days of the earlier of either discovery by or notice to the Company of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the
Company at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in Section 3.02 and the Company discovers or receives notice of any such breach within 120 days of the Closing Date, the
Company shall, if the breach cannot be cured, at the Purchaser's option and provided that the Company has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a
"Deleted Mortgage Loan") and substitute in its place a Qualified Substitute
Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the Closing Date. If the Company has no Qualified
Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan within
90 days of the written notice of the breach or the failure to cure, whichever is later. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in the
Custodial Account of the amount of the Repurchase Price for distribution to
Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

     At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan. If the Company repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Company shall cause MERS to designate on the MERS(R)
System to remove the Purchaser as the beneficial holder with respect to such
Mortgage Loan. In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the Mortgage Loan
Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this
Agreement, and, in the case of substitution, identify a Qualified Substitute
Mortgage Loan and amend the Mortgage Loan

                                       31

Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section 2.03, with the Mortgage Note endorsed as required by Section 2.03. No substitution will be made in any calendar month after the
Determination Date for such month. The Company shall deposit in the Custodial
Account the Monthly Payment less the Servicing Fee due on such Qualified
Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage
Loans in the month of substitution shall be retained by the Company. With respect to any Deleted Mortgage loan, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

     For any month in which the Company substitutes a Qualified Substitute
Mortgage Loan for a Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualified
Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution).
The amount of such shortfall shall be distributed by the Company in the month of substitution pursuant to Section 5.01. Accordingly, on the date of such substitution, the Company shall deposit from its own funds into the Custodial
Account an amount equal to the amount of such shortfall.

     In addition to such repurchase or substitution obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Company representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Company set forth in this
Section 3.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

     Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the
Purchaser or notice thereof by the Company to the Purchaser, (ii) failures by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

                                   ARTICLE IV

                                       32

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01 Company to Act as Servicer.

     The Company, as an independent contractor, shall service and administer the
Mortgage Loans and shall have full power and authority, acting alone or through the utilization of a third party servicing provider, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with
Accepted Servicing Practices. The Company shall be responsible for any and all acts of a third party servicing provider, and the Company's utilization of a third party servicing provider shall in no way relieve the liability of the
Company under this Agreement.

     Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the
Purchaser, provided, however, the Company shall not make any future advances with respect to a Mortgage Loan. The Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal (except for actual payments of principal) or change the final maturity date on such Mortgage Loan, unless the
Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent. In the event that no default exists or is imminent, the Company shall request written consent from the Purchaser to permit such a modification and he Purchaser shall provide written consent or notify the
Company of its objection to such modification within five (5) Business Days of its receipt of the Company's request. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage
Loan, the Company shall, on the Business Day immediately preceding the
Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.03, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the
Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.03. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

     In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser's reliance on the Company.

                                       33

     The Company shall cause to be maintained for each Cooperative Loan a copy of the financing statements and shall file and such financing statements and continuation statements as necessary, in accordance with the Uniform Commercial
Code applicable in the jurisdiction in which the related Cooperative Apartment is located, to perfect and protect the security interest and lien of the
Purchaser.

     The Company is authorized and empowered by the Purchaser, in its own name, when the Company believes it appropriate in its reasonable judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Purchaser, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a
Mortgage in the name of MERS, solely as nominee for the Purchaser and its successors and assigns.

Section 4.02 Liquidation of Mortgage Loans.

     In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing
Practices, (3) the Company shall determine prudently to be in the best interest of Purchaser, and (4) is consistent with any related PMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to
Section 4.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings, the Company shall notify the Purchaser in writing of the Company's intention to do so, and the
Company shall not commence foreclosure proceedings if the Purchaser objects to such action within five (5) Business Days of receiving such notice. In the event the Purchaser objects to such foreclosure action, the Company shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.03, and the Company's obligation to make such Monthly Advances shall terminate on the 90th day referred to above. In such connection, the
Company shall from its own funds make all necessary and proper Servicing
Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

     Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has

                                       34

reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the Purchaser. Upon completion of the inspection or review, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

     After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property.
In the event (a) the environmental inspection report indicates that the
Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are
insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof. In the event the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged
Property from the Custodial Account pursuant to Section 4.05 hereof.

Section 4.03 Collection of Mortgage Loan Payments.

     Continuously from the date hereof until the principal and interest on all
Mortgage Loans are paid in full, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow
Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.04 Establishment of and Deposits to Custodial Account.

     The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "Wells Fargo Bank, N.A.
in trust for the Purchaser and/or subsequent purchasers of Mortgage Loans, and various Mortgagors - P & I." The Custodial Account shall be established with a
Qualified Depository. Any funds deposited in the Custodial Account shall at all times be insured to the fullest extent allowed by applicable law. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a certification in the case of an account established with the Company, or by a letter agreement in the case of an account held by a depository other than the
Company each in the forms attached hereto as Exhibit D. A copy of such certification or letter agreement shall be furnished to the Purchaser or any subsequent purchaser upon request.

                                       35

     The Company shall deposit in the Custodial Account within one (1) Business
Day of the Company's receipt, and retain therein, the following collections received by the Company and payments made by the Company after the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date, or received by the Company prior to the Cut-off Date but allocable to a period subsequent thereto:

     (i)  all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

     (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

     (iii) all Liquidation Proceeds;

     (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the Escrow
          Account and applied to the restoration or repair of the Mortgaged
          Property or released to the Mortgagor in accordance with Section
          4.14), Section 4.11 and Section 4.15;

     (v)  all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

     (vi) any amount required to be deposited in the Custodial Account pursuant to Section 4.01, 5.03, 6.01 or 6.02;

     (vii) any amounts payable in connection with the repurchase of any Mortgage
          Loan pursuant to Section 3.03 and all amounts required to be deposited by the Company in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 3.03;

     (viii) with respect to each Principal Prepayment an amount (to be paid by the Company out of its funds) which, when added to all amounts allocable to interest received in connection with the Principal
          Prepayment, equals one month's interest on the amount of principal so prepaid at the Mortgage Loan Remittance Rate;

     (ix) any amounts required to be deposited by the Company pursuant to
          Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy;

     (x)  any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.16; and

     (xi) an amount from the Subsidy Account that when added to the Mortgagor's payment will equal the full monthly amount due under the related
          Mortgage Note.

                                       36

     The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the
Company into the Custodial Account. Any interest paid on funds deposited in the
Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05.

Section 4.05 Permitted Withdrawals From Custodial Account.

     The Company shall, from time to time, withdraw funds from the Custodial
Account for the following purposes:

     (i)  to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

     (ii) to reimburse itself for Monthly Advances of the Company's funds made pursuant to Section 5.03, the Company's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03 or 6.02, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase
          Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

     (iii) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds,
          Insurance Proceeds and such other amounts as may be collected by the
          Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the
          Company's right thereto shall be prior to the rights of Purchaser, except that where the Company is required to repurchase a Mortgage
          Loan pursuant to Section 3.03 or 6.02, in which case the Company's right to such reimbursement shall be subsequent to the payment to the
          Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

     (iv) to pay itself interest on funds deposited in the Custodial Account;

     (v)  to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 8.01;

                                       37

     (vi) to pay any amount required to be paid pursuant to Section 4.16 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

     (vii) to reimburse itself for any Servicing Advances or REO expenses after liquidation of the Mortgaged Property not otherwise reimbursed above;

     (viii) to remove funds inadvertently placed in the Custodial Account by the
          Company; and

     (ix) to clear and terminate the Custodial Account upon the termination of this Agreement.

     In the event that the Custodial Account is interest bearing, on each
Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Company is not obligated to remit on such Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

Section 4.06 Establishment of and Deposits to Escrow Account.

     The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled,
"Wells Fargo Bank, N.A., in trust for the Purchaser and/or subsequent purchasers of Mortgage Loans, and various Mortgagors - T & I." The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07. The creation of any
Escrow Account shall be evidenced by a certification in the case of an account established with the Company, or by a letter agreement in the case of an account held by a depository other than the Company each in the forms attached hereto as
Exhibit E. A copy of such certification or letter agreement shall be furnished to the Purchaser or any subsequent purchaser, upon request.

     The Company shall deposit in the Escrow Account or Accounts within one (1)
Business Day of Company's receipt, and retain therein:

     (i)  all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

     (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged
          Property.

                                       38

     The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section
4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the
Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07 Permitted Withdrawals From Escrow Account.

     Withdrawals from the Escrow Account or Accounts may be made by the Company only:

     (i)  to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

     (ii) to reimburse the Company for any Servicing Advances made by the
          Company pursuant to Section 4.08 with respect to a related Mortgage
          Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

     (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

     (iv) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

     (v)  for application to the restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

     (vi) to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

     (vii) to remove funds inadvertently placed in the Escrow Account by the
          Company; and

     (viii) to clear and terminate the Escrow Account on the termination of this
          Agreement.

Section 4.08 Payment of Taxes, Insurance and Other Charges.

     With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged
Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment

                                       39

thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account (excluding the payment of LPMI Policy premiums, which are to be paid from the Company's own funds without reimbursement), which shall have been estimated and accumulated by the
Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments.

Section 4.09 Protection of Accounts.

     The Company may transfer the Custodial Account or the Subsidy Account or the Escrow Account to a different Qualified Depository from time to time and shall provide the Purchaser with notice of such transfer. The Company shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial
Account and/or the Escrow Account are not demand deposit accounts.

Section 4.10 Maintenance of Hazard Insurance.

     The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the
Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such
Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to Fannie
Mae or Freddie Mac, the Company shall notify the Purchaser and the related
Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 4.11 hereof.

     If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available)
a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster
Protection Act of 1973, as amended. If at any time during the term of the
Mortgage Loan, the Company determines in accordance with the applicable law and pursuant to the Fannie Mae Guide, that the Mortgaged Property is located in a special flood hazard area and is not covered

                                       40

by flood insurance meeting the requirements of the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that they must obtain such flood insurance coverage and if the Mortgagor fails to provide proof of such coverage within forty-five (45) days of such notice, the Company shall force place the required flood insurance on the Mortgagor's behalf.

     If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner's association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

     In the event that any Purchaser or the Company shall determine that the
Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the
Mortgagor with respect to the need for such insurance and bring to the
Mortgagor's attention the desirability of protection of the Mortgaged Property.

     All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

     The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the
Company shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae and Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

     Pursuant to Section 4.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the
Mortgagor, in accordance with the Company's normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Section 4.11 Maintenance of Mortgage Impairment Insurance.

     In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section

                                       41

4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. The Company shall prepare and make any claims on the blanket policy as deemed necessary by the Company in accordance with Accepted
Servicing Practices. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Company's funds, without reimbursement therefor. Upon request of the Purchaser, the Company shall cause to be delivered to such Purchaser a certificate of insurance and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to such Purchaser.

Section 4.12 Maintenance of Fidelity Bond and Errors and Omissions Insurance.

     The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Company Employees"). Any such Fidelity Bond and Errors and
Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket
Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such
Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy
also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and Errors and
Omissions Insurance Policy shall be acceptable to Fannie Mae or Freddie Mac.
Upon the request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certificate of insurance for such Fidelity Bond and Errors and
Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

Section 4.13 Inspections.

     If any Mortgage Loan is more than 60 days delinquent, the Company shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Fannie Mae or Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall produce a report of each such inspection upon written request by the Purchaser.

Section 4.14 Restoration of Mortgaged Property.

                                       42

     The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be
applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than
$15,000, at a minimum the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

     (i)  the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

     (ii) the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

     (iii) the Company shall verify that the Mortgage Loan is not in default;
          and

     (iv) pending repairs or restoration, the Company shall place the Insurance
          Proceeds or Condemnation Proceeds in the Escrow Account.

     If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 4.15 Maintenance of PMI Policy; Claims.

     With respect to each each Mortgage Loan, the Company shall, without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring a portion of the unpaid principal balance of the Mortgage loan as to payment defaults. If the Mortgage Loan is insured by a
PMI Policy for which the Mortgagor pays all premiums, the coverage will remain in place until (i) the LTV decreases to 78% or (ii) the PMI Policy is otherwise terminated pursuant to the Homeowners Protection Act of 1998, 12 USC Section
4901, et seq. In the event that such PMI Policy shall be terminated other than as required by law, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a
Qualified Insurer, the Company shall determine whether recoveries under the PMI
Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason. If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Company shall not take any action which would result in noncoverage under any applicable PMI
Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI
Policy and shall take all actions which may be required by such insurer as a condition to the continuation of

                                       43

coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement PMI Policy as provided above.

     In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy respecting a defaulted Mortgage Loan.
Pursuant to Section 4.04, any amounts collected by the Company under any PMI
Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

     Any premiums payable on LPMI Policies will be paid from the Company's own funds without reimbursement.

Section 4.16 Title, Management and Disposition of REO Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or the Purchaser's designee, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the
Company from any attorney duly licensed to practice law in the state where the
REO Property is located. The Person or Persons holding such title other than the
Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

     The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The
Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

     The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event prior to the close of the third calendar year beginning after the year in which title has been taken to such REO Property, unless(i) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO
Property are held, and (ii) the Company determines that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if no REMIC election has been made and if a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Company as

                                       44

mortgagee, and such purchase money mortgage shall not be held pursuant to this
Agreement, but instead a separate participation agreement among the Company and
Purchaser shall be entered into with respect to such purchase money mortgage.

     The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood
Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

     The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.03. On the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the
Custodial Account shall be distributed to the Purchaser.

     The Company shall withdraw from the Custodial Account in accordance with
Section 4.05, the funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the
Company, or the Company itself. The Company shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property
(which shall equal the revenues from such REO Property net of the expenses described in this Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 4.17 Real Estate Owned Reports.

     Together with the statement furnished pursuant to Section 5.02, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO
Property for the previous month and the Company's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 4.18 Liquidation Reports.

     Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such
Mortgaged Property.

Section 4.19 Reports of Foreclosures and Abandonments of Mortgaged Property.

                                       45

     Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to
Section 6050J of the Code. The Company shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

Section 4.20 Notification of Adjustments.

     With respect to each adjustable rate Mortgage Loan, the Company shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Company shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. Upon the discovery by the Company or the receipt of notice from the Purchaser that the
Company has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Company shall immediately deposit in the
Custodial Account from its own funds the amount of any interest loss or deferral caused the Purchaser thereby.

Section 4.21 Confidentiality/Protection of Customer Information.

     The Company shall keep confidential and shall not divulge to any party, without the Purchaser's prior written consent, the price paid by the Purchaser for the Mortgage Loans, except to the extent that it is reasonable and necessary for the Company to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies. Each party agrees that it shall comply with all applicable laws and regulations regarding the privacy or security of Customer Information and shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Customer Information, including maintaining security measures designed to meet the Interagency Guidelines Establishing Standards for
Safeguarding Customer Information, 66 Fed. Reg. 8616, and the rules promulgated thereunder, if applicable. For purposes of this Section, "Customer Information"
means any personal information concerning a Mortgagor or any other Person who grants security under any mortgage, deed of trust or other security instrument or equivalent document that is disclosed by one party to this Agreement to the other.

Section 4.22 Fair Credit Reporting Act

     The Company, in its capacity as servicer for each Mortgage Loan, agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union
Credit Information Company (three of the credit repositories), on a monthly basis.

                                       46

Section 4.23 Establishment of and Deposits to Subsidy Account.

     (a) The Company shall segregate and hold all Subsidy Funds collected and received pursuant to the Subsidy Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Subsidy
Accounts, in the form of time deposit or demand accounts, titled "Wells Fargo
Bank, N.A., in trust for the Purchaser, its successors or assigns, and/or subsequent purchasers of Residential Mortgage Loans, and various Mortgagors."
The Subsidy Account shall be an eligible deposit account established with an eligible institution.

     (b) The Company shall, from time to time, withdraw funds from the Subsidy
Account for the following purposes:

          (i)  to deposit in the Custodial Account in the amounts and in the manner provided for in Section 4.04(xi);

          (ii) to transfer funds to another eligible institution in accordance with Section 4.09 hereof;

          (iii) to withdraw funds deposited in error; and

          (iv) to clear and terminate the Subsidy Account upon the termination of this Agreement.

     (c) Notwithstanding anything to the contrary elsewhere in this Agreement, the Company may employ the Escrow Account as the Subsidy Account to the extent that the Company can separately identify any Subsidy Funds deposited therein.

                                    ARTICLE V

                              PAYMENTS TO PURCHASER

Section 5.01 Remittances.

     On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the
Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section
4.05), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to
Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(viii);
minus (d) any amounts attributable to Monthly Payments collected but due on a
Due Date or Dates subsequent to the first day of the month of the Remittance
Date, and minus (e) any amounts attributable to Buydown Funds being held in the
Custodial Account,

                                       47

which amounts shall be remitted on the Remittance Date next succeeding the Due
Period for such amounts.

     With respect to any remittance received by the Purchaser after the second
Business Day following the Business Day on which such payment was due, the
Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial
Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of
Default by the Company.

Section 5.02 Statements to Purchaser.

     Not later than the tenth calendar day of the month, the Company shall furnish in an agreed upon electronic format to the Purchaser or its designee, a monthly, loan level, scheduled remittance advice, trial balance report and payment and payoff activity detail, as to the remittance period ending on the last day of the preceding month.

Section 5.03 Monthly Advances by Company.

     On the Business Day immediately preceding each Remittance Date, the Company shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage
Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01. Any amounts held for future distribution and so used shall be replaced by the Company by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such
Remittance Date shall be less than payments to the Purchaser required to be made on such Remittance Date. The Company's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including REO Disposition Proceeds, Insurance
Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; provided, however, that such obligation shall cease if the Company determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Company from Liquidation Proceeds, REO Disposition
Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan. In the event that the Company determines that any such advances are non-recoverable, the Company shall provide the Purchaser with a certificate signed by two officers of the Company evidencing such determination.

                                   ARTICLE VI

                                       48

                          GENERAL SERVICING PROCEDURES

Section 6.01 Transfers of Mortgaged Property.

     The Company shall use its best efforts to enforce any "due-on-sale"
provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the
Mortgagor remains liable on the Mortgage and the Mortgage Note. When the
Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

     If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Company shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage
Note and the original Mortgagor remains liable thereon or (ii) in the event the
Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original
Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Company for entering into an assumption agreement the fee will be retained by the Company as additional servicing compensation. In connection with any such assumption, neither the Mortgage
Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other material terms shall be changed without Purchaser's consent.

     To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the credit worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used with respect to underwriting mortgage loans of the same type as the Mortgage Loan. If the creditworthiness of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02 Satisfaction of Mortgages and Release of Retained Mortgage Files.

     Upon the payment in full of any Mortgage Loan, or the receipt by the
Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company shall notify the Purchaser in the
Monthly Remittance Advice as provided in Section 5.02, and may request the release of any applicable Mortgage Loan Documents.

                                       49

     If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the
Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions
Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03 Servicing Compensation.

     As compensation for its services hereunder, the Company shall be entitled to retain from the interest payment the amount of its Servicing Fee. The
Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is received. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments.

     Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.01, and late payment charges shall be retained by the Company to the extent not required to be deposited in the Custodial Account.
The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 6.04 Annual Statements as to Compliance.

     The Company shall deliver to the Purchaser, on or before February 28, each year beginning February 28, 2006, an Officer's Certificate, stating that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement or similar agreements has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Company has fulfilled all its obligations under this
Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the
Company to cure such default.

Section 6.05 Annual Independent Public Accountants' Servicing Report.

     On or before February 28, of each year beginning February 28, 2006, the
Company, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to
furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans similar in nature and that such firm is of the opinion that the provisions of this or similar Agreements have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single
Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing

                                       50

has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. By providing Purchaser a copy of a Uniform
Single Attestation Program Report from their independent public accountant's on an annual basis, Company shall be considered to have fulfilled its obligations under this Section 6.05.

Section 6.06 Right to Examine Company Records.

     The Purchaser, or its designee, shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The Purchaser shall pay its own expenses associated with such examination.

Section 6.07 Compliance with REMIC Provisions.

     If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i)
endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined Section 860F(a)(2) of the Code and the tax on
"contributions" to a REMIC set forth in Section 860G(d) of the Code) unless the
Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

                                   ARTICLE VII

                              COMPANY TO COOPERATE

Section 7.01 Provision of Information.

     During the term of this Agreement, the Company shall furnish to the
Purchaser such periodic, special, or other reports or information, and copies or originals of any documents contained in the Servicing File for each Mortgage
Loan provided for herein. All other special reports or information not provided for herein as shall be necessary, reasonable, or appropriate with respect to the
Purchaser or any regulatory agency will be provided at the Purchaser's expense.
All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

     The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

                                       51

Section 7.02 Financial Statements; Servicing Facility.

     In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser a Consolidated Statement of Operations of
the Company for the most recently completed two fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of
Operations. The Company, upon request, also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company (and are available upon request to members or stockholders of the Company or to the public at large).

     The Company also shall make available to Purchaser or prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit any prospective purchaser to inspect the Company's servicing facilities for the purpose of satisfying such prospective purchaser that the Company has the ability to service the Mortgage
Loans as provided in this Agreement.

                                  ARTICLE VIII

                                   THE COMPANY

Section 8.01 Indemnification; Third Party Claims.

     The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the
Company to perform its duties, comply with its obligations and covenants under the terms of this Agreement and service the Mortgage Loans all in strict compliance with the terms of this Agreement. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this
Agreement or the Mortgage Loans, assume (with the prior written consent of the
Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company's indemnification pursuant to Section 3.03, or the failure of the Company to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement.

Section 8.02 Merger or Consolidation of the Company.

     The Company shall keep in full effect its existence, rights and franchises and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or

                                       52

shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

     Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the
Company shall be a party, or any Person succeeding to the business of the
Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $15,000,000 and (ii) which is a Fannie Mae/Freddie Mac-approved company in good standing. Furthermore, in the event the Company transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Company, such affiliate shall satisfy the condition above, and shall also be fully liable to the Purchaser for all of the Company's obligations and liabilities hereunder.

Section 8.03 Limitation on Liability of Company and Others.

     Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such Person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement or any other liability which would otherwise be imposed under this Agreement. The
Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the
Purchaser of the reasonable legal expenses and costs of such action.

Section 8.04 Limitation on Resignation and Assignment by Company.

     The Purchaser has entered into this Agreement with the Company and subsequent Purchaser will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the
Company shall neither assign this Agreement or the servicing rights hereunder or sell or otherwise dispose of all of its property or assets without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld by the Purchaser, with the understanding that any successor servicer meet the requirements of this Agreement and be acceptable to the Rating Agencies and trustee upon reconstitution.

                                       53

     The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an
Opinion of Counsel to such effect delivered to the Purchaser which Opinion of
Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the
Company's responsibilities and obligations hereunder in the manner provided in
Section 12.01.

     Without in any way limiting the generality of this Section 8.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the
Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Purchaser or any third party.

                                   ARTICLE IX

                             PASS-THROUGH TRANSFERS

Section 9.01 Removal of Mortgage Loans from Inclusion Under this Agreement Upon the Pass-Through Transfer

     The Purchaser and the Company agree that with respect to some or all of the
Mortgage Loans, the Purchaser, at its sole option, may effect Whole Loan
Transfers, Agency Sales or Pass-Through Transfers, retaining the Company as the servicer thereof or subservicer if a master servicer is employed, or as applicable the "seller/servicer." On the Reconstitution Date, the Mortgage Loans transferred may cease to be covered by this Agreement; provided, however, that, in the event that any Mortgage Loan transferred pursuant to this Section 9 is rejected by the transferee, the Company shall continue to service such rejected
Mortgage Loan on behalf of the Purchaser in accordance with the terms and provisions of this Agreement.

     The Company shall cooperate with the Purchaser in connection with each
Whole Loan Transfer, Agency Sale or Pass-Through Transfer in accordance with this Section 9. In connection therewith the Company shall:

     (a)  make all representations and warranties with respect to the Mortgage
          Loans as of the Closing Date and with respect to the Company itself as of the closing date of each Whole Loan Transfer, Agency Sale or
          Pass-Through Transfer;

     (b)  negotiate in good faith and execute any seller/servicer agreements or pooling and servicing agreements required to effectuate the foregoing provided such agreements create no greater obligation or cost on the part of the Company than otherwise set forth in this Agreement;

                                       54

     (c)  with respect to any Mortgage Loans that are subject to a Pass-Through
          Transfer or other securitization (a "Securitization") in which the filing of a Sarbanes-Oxley certification directly with the Securities and Exchange Commission is required, by February 28th of each year or in connection with any additional Sarbanes-Oxley certification required to be filed, upon thirty (30) days written request, an officer of the Company shall execute and deliver a Company
          Certification substantially in the form attached hereto as Exhibit H, to the entity filing the Sarbanes-Oxley certification directly with the Securities and Exchange Commission (such as the Purchaser, any master servicer, any trustee or any depositor) for the benefit of such entity and such entity's affiliates and the officers, directors and agents of such entity and such entity's affiliates, and shall indemnify such entity or persons arising out of any breach of the
          Company's obligations or representations relating thereto as provided in such Company Certification;

     (d)  provide as applicable:

          (i)  any and all information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall request;

          (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably believed necessary by the trustee, any rating agency, guarantor or the
               Purchaser, as the case may be, in connection with such Whole Loan
               Transfers, Agency Sales or Pass-Through Transfers. The Purchaser
               shall pay all third party costs associated with the preparation of such information. The Company shall execute any
               seller/servicer agreements required within a reasonable period of time after receipt of such seller/servicer agreements which time shall be sufficient for the Seller and Seller's counsel to review such seller/servicer agreements. Under this Agreement, the
               Company shall retain a servicing fee at a rate per annum equal to no less than 0.250% per Mortgage Loan.

     (e)  indemnify the Purchaser for any material misstatements contained in the information provided pursuant to (d) above; provided, that the
          Purchaser shall provide indemnification to the Company, its successors or assigns, with respect to any material misstatements or omissions contained in any information (other than the information provided by the Company pursuant to (d) above) the Purchaser may disclose in any securitization offering materials; and

     (f)  in the event the Mortgage Loans become subject to a Freddie Mac securitization, negotiate in good faith the terms of such
          reconstitution agreements as may be required.

                                       55

     In the event the Purchaser has elected to have the Company hold record title to the Mortgages, prior to the Reconstitution Date the Company shall prepare an Assignment of Mortgage in blank or to the trustee from the Company acceptable to the trustee for each Mortgage Loan that is part of the Whole Loan
Transfers, Agency Sales or Pass-Through Transfers. The Purchaser shall pay all preparation and recording costs associated therewith, unless the Assignment of
Mortgage is the initial Assignment of Mortgage delivered pursuant to Section
2.03. The Company shall execute each Assignment of Mortgage, track such
Assignments of Mortgage to ensure they have been recorded and deliver them as required by the trustee upon the Company's receipt thereof. Additionally, the
Company shall prepare and execute, at the direction of the Purchaser, any note endorsements in connection with any and all seller/servicer agreements. If required at any time by the Rating Agencies, Purchaser or successor purchaser in connection with any Whole Loan Transfer, Agency Sale or Pass-Through Transfer,
the Company shall deliver such additional documents from its Retained Mortgage
File within ten (10) Business Days to the Custodian, successor purchaser or other designee of the Purchaser as the Rating Agencies, Purchaser or successor purchaser may require.

     Notwithstanding any provisions of this Agreement to the contrary, all
Mortgage Loans sold or transferred to an Agency, shall be serviced in accordance with the guidelines of the respective Agency. All Mortgage Loans not sold or transferred pursuant to Whole Loan Transfers, Agency Sales or Pass-Through
Transfers shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

                                    ARTICLE X

                                     DEFAULT

Section 10.01 Events of Default.

     Each of the following shall constitute an Event of Default on the part of the Company:

     (i)  any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

     (ii) failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the
          Company set forth in this Agreement or in the Custodial Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser or by the Custodian; or

     (iii) failure by the Company to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required; or

                                       56

     (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such degree or order shall have remained in force undischarged or unstayed for a period of
          60 days; or

     (v)  the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

     (vi) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

     (vii) the Company ceases to meet the qualifications of a Fannie Mae/Freddie
          Mac servicer; or

     (viii) the Company attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing
          responsibilities hereunder in violation of Section 8.04.

     In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the
Purchaser, by notice in writing to the Company, may terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

     Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to
Section 12.01. Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Retained Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company's sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Subsidy Account or Escrow Account or
thereafter received with respect to the Mortgage Loans.

Section 10.02 Waiver of Defaults.

                                       57

     By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of
Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                   ARTICLE XI

                                   TERMINATION

Section 11.01 Termination.

     This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or the disposition of any REO Property with respect to the last
Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Company and the Purchaser in writing.

Section 11.02 Termination Without Cause.

     The Purchaser may terminate, at its sole option, any rights the Company may have hereunder, without cause as provided in this Section 11.02. Any such notice of termination shall be in writing and delivered to the Company by registered mail as provided in Section 12.05.

     The Company shall be entitled to receive, as such liquidated damages, upon the transfer of the servicing rights, an amount equal to 2.75% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Purchaser to the Company with respect to all of the Mortgage Loans.
In the event that it is terminated pursuant to this Section 11.02, the Company shall be required, at the expense of the Purchaser, to deliver to the Custodian the entire contents of the Retained Mortgage File, to the extent such contents were not previously delivered to the Custodian pursuant to this Agreement or the
Custodial Agreement.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.01 Successor to Company.

     Prior to termination of the Company's responsibilities and duties under this Agreement pursuant to Sections 8.04, 10.01, 11.01 (ii) or pursuant to
Section 11.02, the Purchaser shall, (i) succeed to and assume all of the
Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the

                                       58

Company under this Agreement prior to the termination of Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to
Sections 3.01 and 3.02 and the remedies available to the Purchaser under Section
3.03, it being understood and agreed that the provisions of such Sections 3.01,
3.02, 3.03 and 8.01 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

     Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01, except for subsections (h) with respect to the sale of the Mortgage Loans and subsections (i) and (k) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to Section
8.04, 10.01, 11.01 or 11.02 shall not affect any claims that any Purchaser may have against the Company arising out of the Company's actions or failure to act prior to any such termination or resignation.

     The Company shall deliver promptly to the successor servicer the funds in the Custodial Account, Subsidy Account and Escrow Account and all Retained
Mortgage Files and related documents and statements held by it hereunder and the
Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

     Upon a successor's acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

Section 12.02 Amendment.

     This Agreement may be amended from time to time by written agreement signed by the Company and the Purchaser.

Section 12.03 Governing Law.

                                       59

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Each of the Company and the Purchaser hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect of any litigation based on, or arising out of, under, or in connection with, this Agreement, or any other documents and instruments executed in connection herewith, or any course of conduct, course of dealing, statements
(whether oral or written), or actions of the Company or the Purchaser. This provision is a material inducement for the Purchaser to enter into this
Agreement

Section 12.04 Duration of Agreement.

     This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the
Mortgage Loans by the Purchaser.

Section 12.05 Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

     (i)  if to the Company with respect to servicing issues:

          Wells Fargo Bank, N.A.
          1 Home Campus
          Des Moines, Iowa 50328-0001
          Attention: John B. Brown, MAC X2401-042

          if to the Company with respect to all other issues:

          Wells Fargo Bank, N.A.
          7430 New Technology Way
          Frederick, Maryland 21703
          Attention: Structured Finance Manager, MAC X3906-012

          in each instance, with a copy to:

          Wells Fargo Bank, N.A.
          1 Home Campus
          Des Moines, Iowa 50328-0001
          Attention: General Counsel - MAC #X2401-06T

          or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

                                       60

     (ii) if to Purchaser:

          Lehman Brothers Bank
          745 7th Avenue, 8th Floor
          New York, NY 10019
          Attention: Leslee Gelber

Section 12.06 Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement.

Section 12.07 Relationship of Parties.

     Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the
Company shall be rendered as an independent contractor and not as agent for the
Purchaser.

Section 12.08 Execution; Successors and Assigns.

     This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

Section 12.09 Recordation of Assignments of Mortgage.

     To the extent permitted by applicable law, each of the Assignments of
Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Company's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option. The
Company shall only be responsible for the costs of recording the initial
Assignments of Mortgage. In no event shall the Company be responsible for the cost of recording Assignments of Mortgage in connection with a subsequent sale or transfer of the Mortgage Loans by the Purchaser.

Section 12.10 Assignment by Purchaser.

     The Purchaser shall have the right, without the consent of the Company but subject to the limit set forth in Section 2.02 hereof, to assign, in whole or in part, its interest under this

                                       61

Agreement with respect to some or all of the Mortgage Loans, and designate any
Person to exercise any rights of the Purchaser hereunder, by executing an
Assignment and Assumption Agreement and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such
Mortgage Loans. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

Section 12.11 Solicitation of Mortgagor.

     Neither party shall, after the Closing Date, take any action to solicit the refinancing of any Mortgage Loan. It is understood and agreed that neither (i)
promotions undertaken by the either party or any affiliate of such party which are directed to the general public at large, including, without limitation, mass mailings based upon commercially acquired mailing lists, newspaper, radio, television advertisements nor (ii) serving the refinancing needs of a Mortgagor who, without solicitation, contacts either party in connection with the refinance of such Mortgage or Mortgage Loan, shall constitute solicitation under this Section.

                [Intentionally Blank - Next Page Signature Page]

                                       62

     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

LEHMAN BROTHERS BANK, FSB                WELLS FARGO BANK, N.A.

By:                                      By:
    ----------------------------------       -----------------------------------

Name:                                    Name:
      --------------------------------         ---------------------------------

Title:                                   Title:
       -------------------------------          --------------------------------

                                       63

STATE OF              )
                      )   ss:
COUNTY OF ___________ )

     On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared ______________, known to me to be
_____________ of Wells Fargo Bank, N.A., the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said bank, and acknowledged to me that such bank executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

                                        ________________________________________
                                        Notary Public

                                        My Commission expires __________________

                                       64

STATE OF              )
                      )   ss:
COUNTY OF             )

     On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared _____________________________________, known to me to be the ______________________________ of ______________________
______________________________, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

                                        ________________________________________
                                        Notary Public

                                        My Commission expires __________________

                                       65

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE
                                 (WFHM 2005-W14)

                             [INTENTIONALLY OMITTED]

                                       66

                                   EXHIBIT A-1

                               DATA FILE ELEMENTS

(1)  the Mortgagor's first and last name;

(2)  a code indicating whether the Mortgaged Property is owner-occupied;

(3)  the original date of the Mortgage Loan and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule;

(4)  the date on which the first Monthly Payment was due on the Mortgage Loan;

(5)  the current Monthly Payment;

(6)  the amount of the Monthly Payment as of the Cut-off Date;

(7)  the last Due Date on which a Monthly Payment was actually applied to the
     Stated Principal Balance;

(8)  the original principal amount of the Mortgage Loan;

(9)  the first Adjustment Date;

(10) a code indicating the purpose of the loan (i.e., purchase, financing,
     Rate/Term Refinancing, Cash-Out Refinancing);

(11) the maximum Mortgage Interest Rate under the terms of the Mortgage Note;

(12) the Mortgage Interest Rate at origination;

(13) the Periodic Interest Rate Cap;

(14) the Index;

(15) the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date;

(16) a code indicating the documentation style (i.e., full (providing two years employment verification - 2 years W-2's and current paystub or 2 years
     1040's for self employed borrowers), alternative or reduced),

(17) a code indicating if the Mortgage Loan is subject to a PMI Policy,

(18) the Appraised Value of the Mortgage Property,

(19) the sale price of the Mortgaged Property, if applicable,

(20) the Mortgagor's and Co-Mortgagor's (if applicable) social security numbers;

(21) the Mortgagor's FICO score;

(22) the street address of the Mortgaged Property including the city, state, county and zip code;

(23) term of prepayment penalty;

                                       67

(24) a code indicating whether the Mortgaged Property is a single family residence, a 2-4 family dwelling, a PUD, a townhouse, manufactured housing, a unit in a condominium project, or a mobile home;

(25) a code indicating the product type;

(26) a code indicating the Credit Grade of the Mortgage Loan;

(27) the Loan to Value Ratio;

(28) the Mortgage Interest Rate as of the Cut-off Date;

(29) the stated maturity date;

(30) the original principal amount of the Mortgage Loan;

(31) the sale balance of the Mortgage Loan as of the close of business on the
     Cut-off Date, after deduction of payments of principal due on or before the
     Cut-off Date;

(32) the Mortgage Loan purpose type;

(33) the next Interest Rate Adjustment Date;

(34) the Gross Margin;

(35) the Note date of the Mortgage Loan;

(36) the Appraised value;

(37) the Mortgagor's and Co-Mortgagor's race;

(38) the Mortgagor's and Co-Mortgagor's gender;

(39) the qualifying monthly income of the Mortgagor;

(40) a code indicating whether the loan was originated through a correspondent, retail or wholesale channel;

(41) the amount of the monthly principal and interest payment at the time of origination;

(42) the Mortgage Insurance Certificate Number and percentage of coverage, if applicable;

(43) borrower date of birth;

(44) a code indicating first time buyer;

(45) the monthly servicing fee;

(46) a code indicating the HMDA data;

(47) whether the Mortgage Loan is convertible,

(48) a code indicating whether the Mortgage Loan is a Time$aver(R) Mortgage
     Loan,

(49) a code indicating whether the Mortgage Loan is a Cooperative Loan,

                                       68

(50) the MIN Number for each MERS Mortgage Loan,

(51) LEX number,

(52) employer name,

(53) subsidy code,

(54) a code indicating whether the Mortgage Loan is a relocation loan;

(55) a code indicating whether the Mortgage Loan is a temporary buydown;

(56) the master service fee, if applicable,

(57) servicer name,

(58) total Loan-to-Value,

(59) the Mortgagor's electronic credit score;

(60) a code indicating whether the Mortgage Loan is a leasehold loan;

(61) a code indicating whether the Mortgage Loan is an Alt A loan,

(62) a code indicating whether the Mortgage Loan is a no ratio loan,

(63) citizenship type code,

(64) lien status,

(65) loan RSCA indicator,

(66) terminal didget

(67) servicer code,

(68) loan term number,

(69) a code indicating whether the Mortgage Loan is a pledged asset,

(70) effective LTV percentage for pledged asset mortgage loans,

(71) a code indicating whether the Mortgage Loan is an interest only loan,

(72) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan.

                                       69

                                    EXHIBIT B

                             MORTGAGE LOAN DOCUMENTS

     With respect to each Mortgage Loan, the Retained and Custodial Mortgage
Files shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be retained by the Company in the Retained Mortgage File or Servicing File or
delivered to the Custodian pursuant to Sections 2.01 and 2.03 of the Seller's
Warranties and the Servicing Agreement to which this Exhibit is attached (the
"Agreement"):

WITH RESPECT TO EACH CUSTODIAL MORTGAGE FILE:

     1.   The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of ______ without recourse" and signed in the name of the Company by an authorized officer (in the event that the Mortgage Loan was acquired by the Company in a merger, the signature must be in the following form: "[Company], successor by merger to [name of predecessor]"; and in the event that the Mortgage
          Loan was acquired or originated by the Company while doing business under another name, the signature must be in the following form:
          "[Company], formerly known as [previous name]").

     2.   The originals or certified true copies of any document sent for recordation of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon.

     3.   The original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for the insertion of the name of the assignee and recording information). The Assignment of
          Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in the Custodial
          Agreement. If the Assignment of Mortgage is to be recorded, the
          Mortgage shall be assigned to the Purchaser. If the Assignment of
          Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by "[Company], successor by merger to [name of predecessor]." If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by "[Company], formerly know as [previous name]."

     4.   The original of any guarantee executed in connection with the Mortgage
          Note.

     WITH RESPECT TO EACH RETAINED MORTGAGE FILE:

     5.   The original Mortgage, with evidence of recording thereon or a certified true and correct copy of the Mortgage sent for recordation.
          If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the
          Company shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the
          Company stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded
          Mortgage.

          Further, with respect to MERS Mortgage Loans, (a) the Mortgage names
          MERS as the Mortgagee and (b) the requirements set forth in the
          Electronic Tracking Agreement have been satisfied, with a conformed recorded copy to follow as soon as the same is received by the
          Company.

     6.   Originals or certified true copies of documents sent for recordation of all intervening assignments of the Mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the
          Custodian, a photocopy of such intervening assignment, together with
          (i) in the case of a delay caused by the public recording office, an
          Officer's Certificate of the Company stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

     7.   The original mortgagee policy of title insurance or other evidence of title such as a copy of the title commitment or copy of the preliminary title commitment.

     8.   Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

     9.   For each Cooperative Loan, the original or a seller certified true copy of the following:

          The original Pledge Agreement entered into by the Mortgagor with respect to such Cooperative Loan;

          UCC-3 assignment in blank (or equivalent instrument), sufficient under the laws of the jurisdiction where the related Cooperative Apartment is located to reflect of record the sale and assignment of the
          Cooperative Loan to the Purchaser;

          Original assignment of Pledge Agreement in blank showing a complete chain of assignment from the originator of the related Cooperative
          Loan to the Company;

          Original Form UCC-1 and any continuation statements with evidence of filing thereon with respect to such Cooperative Loan;

          Cooperative Shares with a Stock Certificate in blank attached;

          Original Proprietary Lease;

          Original Assignment of Proprietary Lease, in blank, and all intervening assignments thereof;

          Original recognition agreement of the interests of the mortgagee with respect to the Cooperative Loan by the Cooperative, the stock of which was pledged by the related Mortgagor to the originator of such
          Cooperative Loan; and

          Originals of any assumption, consolidation or modification agreements relating to any of the items specified above.

With respect to each Mortgage Loan, the Servicing File shall include each of the following items to the extent required by the Underwriting Guidelines:

     10.  The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the Agreement.

     11.  Residential loan application.

     12.  Mortgage Loan closing statement.

     13.  Verification of employment and income, unless originated under the
          Company's Limited Documentation program.

     14.  Verification of acceptable evidence of source and amount of down payment.

     15.  Credit report on the Mortgagor.

     16.  Residential appraisal report.

     17.  Photograph of the Mortgaged Property.

     18.  Survey of the Mortgage property, if required by the title company or applicable law.

     19.  Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy,
          i.e. map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

     20.  All required disclosure statements.

     21.  If available, termite report, structural engineer's report, water potability and septic certification.

     22.  Sales contract, if applicable.

     23.  Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage
          Loan.

     24.  Amortization schedule, if available.

     25.  Payment history for any Mortgage Loan that has been closed for more than 90 days.

     26.  Original power of attorney, if applicable.

     In the event an Officer's Certificate of the Company is delivered to the
Custodian because of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within 240 days of the Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office,
(iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv)
specify the date the applicable recorded document will be delivered to the
Custodian. The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                                    EXHIBIT C

                               CUSTODIAL AGREEMENT

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT D

                    FORMS OF CUSTODIAL ACCOUNT CERTIFICATIONS

                         CUSTODIAL ACCOUNT CERTIFICATION

                                                            ______________, 20__

     Wells Fargo Bank, N.A. hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 4.04 of the Seller's
Warranties and Servicing Agreement, dated as of _____________, 20__,.

Title of Account: Wells Fargo Bank, N.A. in trust for the Purchaser and/or subsequent purchasers of Mortgage Loans, and various
                  Mortgagors - P & I

Address of office or branch
of the Company at which
Account is maintained:                  ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        WELLS FARGO BANK, N.A.
                                        Company

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                       CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                            ______________, 20__

To: _________________________________

    _________________________________

    _________________________________
    (the "Depository")

     As Company under the Seller's Warranties and Servicing Agreement, dated as of __________, 20__, (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the
Agreement, to be designated as "Wells Fargo Bank, N.A., in trust for the
Purchaser and/or subsequent purchasers of Mortgage Loans, and various Mortgagors
- P & I". All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company.. This letter is submitted to you in duplicate.
Please execute and return one original to us.

                                        WELLS FARGO BANK, N.A.
                                        Company

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

     The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number _________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

                                        ________________________________________
                                        Depository

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

                                    EXHIBIT E

                     FORMS OF ESCROW ACCOUNT CERTIFICATIONS

                          ESCROW ACCOUNT CERTIFICATION

                                                           _______________, 20__

     Wells Fargo Bank, N.A. hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 4.06 of the Seller's
Warranties and Servicing Agreement, dated as of _______________, 20__,.

Title of Account: Wells Fargo Bank, N.A. in trust for the Purchaser and/or subsequent purchasers of Mortgage Loans, and various
                  Mortgagors - T & I

Address of office or branch
of the Company at which
Account is maintained:                  ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        WELLS FARGO BANK, N.A.
                                        Company

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                         ESCROW ACCOUNT LETTER AGREEMENT

                                                           _______________, 20__

To: __________________________________

    __________________________________

    __________________________________
    (the "Depository")

     As Company under the Seller's Warranties and Servicing Agreement, dated as of _______________, 20__, (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.06 of the
Agreement, to be designated as "Wells Fargo Bank, N.A., in trust for the
Purchaser and/or subsequent purchasers of Mortgage Loans, and various Mortgagors
- T & I". All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. This letter is submitted to you in duplicate.
Please execute and return one original to us.

                                        WELLS FARGO BANK, N.A.
                                        Company

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

     The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number _________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

                                        ________________________________________
                                        Depository

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

                                    EXHIBIT F

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                            ASSIGNMENT AND ASSUMPTION

                                                              ____________, 20__

     ASSIGNMENT AND ASSUMPTION, dated ___________________, 20__ between
_________________, a _________________ corporation having an office at
_________________ ("Assignor") and _________________, having an office at
_________________ ("Assignee"):

     For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledge, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Purchaser, in, to and under that certain Seller's Warranties and Servicing Agreement, (the "Seller's Warranties
and Servicing Agreement"), dated as of _________________, by and between
_________________ (the "Purchaser"), and _________________ (the "Company"), and
the Mortgage Loans delivered thereunder by the Company to the Assignor, and that certain Custodial Agreement, (the "Custodial Agreement"), dated as of
_________________, by and among the Company, the Purchaser and _________________
(the "Custodian").

     2. The Assignor warrants and represents to, and covenants with, the
Assignee that:

          a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

          b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Seller's Warranties and Servicing Agreement or the Mortgage
Loans;

          c. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Seller's Warranties and
Servicing Agreement, the Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Seller's
Warranties and Servicing Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Seller's Warranties and
Servicing Agreement or the Mortgage Loans; and

          d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the
Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933
(the "33 Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto.

     3. That Assignee warrants and represent to, and covenants with, the
Assignor and the Company pursuant to Section 12.10 of the Seller's Warranties and Servicing Agreement that:

          a. The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Seller's Warranties and Servicing Agreement, the
Mortgage Loans and the Custodial Agreement, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor's obligations as purchaser thereunder;

          b. The Assignee understands that the Mortgage Loans have not been registered under the 33 Act or the securities laws of any state;

          c. The purchase price being paid by the Assignee for the Mortgage
Loans are in excess of $250,000.00 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

          d. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person. In this connection, neither the
Assignee nor any person authorized to act therefor has offered to Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) of US Securities and Exchange Commission Regulation D,
promulgated under the 1933 Act;

          e. The Assignee considers itself a substantial sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

          f. The Assignee has been furnished with all information regarding the
Mortgage Loans that it has requested from the Assignor or the Company;

          g. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the
Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage

Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage
Loans under the 33 Act or which would render the disposition of the Mortgage
Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

          h. Either (1) the Assignee is not an employee benefit plan ("Plan")
within the meaning of section 3(3) of the Employee Retirement Income Security
Act of 1974, as amended ("ERISA") or a plan (also "Plan") within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code"), and the
Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the
Code.

          i. The Assignee's address for purposes of all notices and
correspondence related to the Mortgage Loans and the Seller's Warranties and
Servicing Agreements is:

          _____________________________

          _____________________________

          _____________________________

          Attention: _________________

     The Assignee's wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Seller's Warranties and
Servicing Agreement is:

          _____________________________

          _____________________________

          _____________________________

          Attention: _________________

                               [Signatures Follow]

            IN WITNESS WHEREOF, the parties have caused this Assignment and
Assumption to be executed by their duly authorized officers as of the date first above written.

_______________________________________   ______________________________________
Assignor                                  Assignee

By:                                       By:
    -----------------------------------       ----------------------------------

Name:                                     Name:
      ---------------------------------         --------------------------------

Its:                                      Its:
     ----------------------------------        ---------------------------------

Tax Payer Identification No.:             Tax Payer Identification No.:

________________________________

_________________________________

                                    EXHIBIT G

                             UNDERWRITING GUIDELINES

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT H

                          FORM OF ANNUAL CERTIFICATION

I, ______________________, Vice President of Wells Fargo Bank, N.A. (the
"Servicer"), certify to __________________, and its officers, directors, agents and affiliates (the "Sarbanes Certifying Party"), and with the knowledge and intent that they will rely upon this certification, that:

     (i)  Based on my knowledge, the information relating to the Mortgage Loans and the servicing thereof submitted by the Servicer to the Sarbanes
          Certifying Party which is used in connection with preparation of the reports on Form 8-K and the annual report on Form 10-K filed with the
          Securities and Exchange Commission with respect to the Securitization, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

     (ii) The servicing information required to be provided to the Sarbanes
          Certifying Party by the Servicer under the relevant servicing agreement has been provided to the Sarbanes Certifying Party;

     (iii) I am responsible for reviewing the activities performed by the
          Servicer under the relevant servicing agreement and based upon the review required by the relevant servicing agreement, and except as disclosed in the Annual Statement of Compliance, the Annual
          Independent Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Sarbanes Certifying
          Party, the Servicer has, as of the date of this certification fulfilled its obligations under the relevant servicing agreement; and

     (iv) I have disclosed to the Sarbanes Certifying Party all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage
          Bankers or similar standard as set forth in the relevant servicing agreement.

     (v)  The Servicer shall indemnify and hold harmless the Sarbanes Certifying
          Party and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Certification or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Sarbanes Certifying Party, then the Servicer agrees that it shall contribute to the amount paid or payable by the Sarbanes

          Certifying Party as a result of the losses, claims, damages or liabilities of the Sarbanes Certifying Party in such proportion as is appropriate to reflect the relative fault of the Sarbanes Certifying
          Party on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Certification or the
          Servicer's negligence, bad faith or willful misconduct in connection therewith.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the
Servicer.

Dated:                                    By:
                                              ----------------------------------
                                          Name:
                                          Title:

                        MORTGAGE LOAN PURCHASE AGREEMENT

     This is a Purchase Agreement (the "Agreement"), dated as of March 1, 2005 by and between Lehman Brothers Bank, FSB, having an office at 745 7th Avenue,
8th Floor, New York, NY 10019 (the "Purchaser") and Wells Fargo Bank, N.A.,
having an office at 1 Home Campus, Des Moines, Iowa 50328-0001 (the "Seller").

                                   WITNESSETH

     WHEREAS, the Seller agrees to sell, and the Purchaser agrees to purchase, certain conventional residential fixed rate mortgage loans (the "Mortgage
Loans") on a servicing retained basis as described herein:

     WHEREAS, the Mortgage Loans shall be delivered as whole loans; and

     WHEREAS, the parties intend hereby to set forth the terms and conditions upon which the proposed transactions will be effected.

     NOW THEREFORE, in consideration of the promises and the mutual agreements set forth herein, the parties hereto agree as follows:

     SECTION 1. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Seller's Warranties and Servicing
Agreement, dated as of the date herewith (the "Seller's Warranties and Servicing
Agreement"). The following terms are defined as follows (except as otherwise agreed by the parties):

     Cut-off Date:            March 1, 2005

     Closing Date:            March 28, 2005

     First Remittance Date:   April 18, 2005

     Servicing Fee Rate:      0.250%

          SECTION 2. Agreement to Purchase. The Seller agrees to sell, and the
Purchaser agrees to purchase Mortgage Loans having an aggregate principal balance on the Cut-off Date in an amount as set forth in the Commitment Letter, dated as of February 23, 2005 (the "Commitment Letter"), or in such other amount as agreed to by the Purchaser and the Seller as evidenced by the aggregate scheduled principal balance of the Mortgage Loans accepted by the Purchaser on the Closing Date. The Mortgage Loans will be delivered pursuant to a Seller's
Warranties and Servicing Agreement, between the Purchaser and the Seller.

          SECTION 3. Mortgage Schedule. The Seller has provided the Purchaser with certain information constituting a listing of the Mortgage Loans to be purchased under this Agreement (the "Mortgage Loan Schedule") substantially in the form attached hereto as Exhibit 1. The

Mortgage Loan Schedule shall conform to the definition of "Mortgage Loan
Schedule" under the Seller's Warranties and Servicing Agreement.

     SECTION 4. Purchase Price. The purchase price for the Mortgage Loans (the
"Purchase Price") shall be the percentage of par as stated in the Commitment
Letter, multiplied by the aggregate principal balance, as of the Cut-off Date, of the Mortgage Loans listed on the related Mortgage Loan Schedule, after application of scheduled payments of principal due on or before the Cut-off Date whether or not collected. The Purchase Price may be adjusted as stated in the
Commitment Letter.

     In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued interest on the initial principal amount of the Mortgage Loans at the weighted average Mortgage Loan Remittance Rate from the Cut-off Date through the day prior to the Closing Date, inclusive.

     The Purchaser shall be entitled to (1) all scheduled principal due after the Cut-off Date, (2) all other recoveries of principal collected after the
Cut-off Date (provided, however, that all scheduled payments of principal due on or before the Cut-off Date and collected by the Seller after the Cut-off Date shall belong to the Seller), and (3) all payments of interest on the Mortgage
Loans at the Mortgage Loan Remittance Rate (minus that portion of any such payment which is allocable to the period prior to the Cut-off Date). The principal balance of each Mortgage Loan as of the Cut-off Date is determined after application of payments of principal due on or before the Cut-off Date whether or not collected. Therefore, payments of scheduled principal and interest prepaid for a Due Date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date. Such prepaid amounts (minus interest at the Servicing Fee Rate) shall be the property of the Purchaser. The
Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Seller to the Purchaser.

     SECTION 5. Examination of Custodial Mortgage Files. Prior to the Closing
Date, the Seller shall (a) deliver to the Purchaser in escrow, for examination, the Custodial Mortgage File for each Mortgage Loan, including a copy of the
Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the
Custodial Mortgage File and the Retained Mortgage File available to the
Purchaser for examination at the Seller's offices or such other location as shall otherwise be agreed upon by the Purchaser and the Seller. Such examination may be made by the Purchaser or by any prospective purchaser of the Mortgage
Loans from the Purchaser, at any time before or after the Closing Date upon prior reasonable notice to the Seller. The fact that the Purchaser or any prospective purchaser of the Mortgage Loans has conducted or has failed to conduct any partial or complete examination of the Custodial Mortgage File and the Retained Mortgage File shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other relief or remedy as provided under the related Seller's Warranties and Servicing Agreement.

     SECTION 6. Representations, Warranties and Agreements of Seller. The Seller
agrees and acknowledges that it shall, as a condition to the consummation of the transactions contemplated hereby, make the representations and warranties specified in Section 3.01 and 3.02

                                       2

of the Seller's Warranties and Servicing Agreement, as of the Closing Date. The
meaning of the term "Agreement" as used in Sections 3.01 and 3.02 of the
Seller's Warranties and Servicing Agreement shall include this Agreement. The
Seller, without conceding that the Mortgage Loans are securities, hereby makes the following additional representations, warranties and agreements which shall be deemed to have been made as of the Closing Date:

     a) neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the
     Mortgage Loans under the Securities Act of 1933 (the "1933 Act") or which would render the disposition of any Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

     b) the Seller has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Purchaser.

     SECTION 7. Representation, Warranties and Agreement of Purchaser. The
Purchaser, without conceding that the Mortgage Loans are securities, hereby makes the following representations, warranties and agreements, which shall have been deemed to have been made as of the Closing Date.

     a) the Purchaser understands that the Mortgage Loans have not been registered under the 1933 Act or the securities laws of any state;

     b) the Purchaser is acquiring the Mortgage Loans for its own account only and not for any other person;

     c) the Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

     d) the Purchaser has been furnished with all information regarding the
     Mortgage Loans which it has requested from the Seller or the Company; and

     e) neither the Purchaser nor anyone acting on its behalf offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loan, any interest in any Mortgage Loan or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loan, any interest in any Mortgage Loan or any other

                                       3

     similar security from, or otherwise approached or negotiated with respect to any Mortgage Loan, any interest in any Mortgage Loan or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the
     Mortgage Loans under the 1933 Act or which would render the disposition of any Mortgage Loan a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the
     Mortgage Loans.

     SECTION 8. Closing. The closing for the purchase and sale of the Mortgage
Loans, shall take place on the Closing Date. At the Purchaser's option, the
Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

     The closing shall be subject to each of the following conditions:

     a) all of the representations and warranties of the Seller under this
     Agreement and under the Seller's Warranties and Servicing Agreement shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or an Event of Default under the related Seller's Warranties and Servicing Agreement;

     b) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the
     Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

     c) the Seller shall have delivered and released to the Custodian all documents required under the Seller's Warranties and Servicing Agreement;
     and

     d) all other terms and conditions of this Agreement and the Seller's
     Warranties and Servicing Agreement shall have been complied with.

     Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the Closing Date the Purchase Price, plus accrued interest pursuant to
Section 4 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

     SECTION 9. Closing Documents. With respect to the Mortgage Loans, the
Closing Documents shall consist of fully executed originals of the following documents:

     1.   the Seller's Warranties and Servicing Agreement in three counterparts;

     2.   this Agreement in three counterparts;

     3.   an originally executed Side Letter (the "Side Letter") regarding repurchase price, by and between the Seller and the Purchaser, dated as of March 28, 2005 in three

                                       4

          counterparts.

     4.   the originally executed Custodial Assignment and Assumption Agreement by and between the Purchaser and Seller dated as of March 28, 2005 in three counter-parts assigning the Purchaser's rights as Initial
          Servicer under the Custodial Agreement, dated as of April 1, 2000, by and between the Purchaser, as owner and the Initial Servicer and Wells
          Fargo Bank, N.A., successor by merger to Wells Fargo Bank Minnesota,
          N.A. (the "Custodian");

     5.   the Mortgage Loan Schedule, one copy to be attached to each counterpart of the Seller's Warranties and Servicing Agreement, to
          each counterpart of this Agreement, and to each counterpart of the
          Custodial Agreement, as the Mortgage Loan Schedule thereto;

     6.   an Officer's Certificate of the Seller;

     7.   a Receipt and Certification, as required under the Custodial
          Agreement; and

     8.   an Opinion of Counsel of the Seller, in the form of Exhibit 2 hereto.

     SECTION 10. Costs. The Purchaser shall pay any commissions due its salesmen, the legal fees and expenses of its attorneys and the costs and expenses associated with the Custodian. The Seller shall be responsible for reasonable costs and expenses associated with any preparation and recording of the initial Assignments of Mortgage. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including fees for title policy endorsements and continuations and the Seller's attorney fees.

     SECTION 11. Servicing. The Mortgage Loans shall be serviced by the Seller in accordance with the terms of the applicable Seller's Warranties and Servicing
Agreement. The Seller shall be entitled to servicing fees calculated as provided therein, at the Servicing Fee Rate shown on the first page of this Agreement unless otherwise agreed by the parties.

     SECTION 12. Financial Statements. The Seller understands that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser may request from the Seller and make available to prospective purchasers a Consolidated
Statement of Operations of the Seller for the most recently completed two fiscal years respecting which such a statement is available, as well as a Consolidated
Statement of Condition at the end of the last two fiscal years covered by such
Consolidated Statement of Operations. The Purchaser, upon request, shall also make available any comparable interim statements to the extent any such statements have been prepared by the Seller in a format intended or otherwise suitable for the public at large. The Seller, upon request, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller shall also make available information on its servicing performance with respect to loans in its own portfolio and loans serviced for others (if any), including foreclosure and delinquency ratios.

                                       5

     The Seller also agrees to allow access to a knowledgeable (as shall be determined by the Seller) financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

     SECTION 13. Mandatory Delivery. The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule is mandatory, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage
Loans) in the event of the Seller's failure to deliver the Mortgage Loans on or before the Closing Date. All rights and remedies of the Purchaser under this
Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

     SECTION 14. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address shown on the first page hereof, or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice of communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

     SECTION 15. Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

     SECTION 16. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

     SECTION 17. Place of Delivery and Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and

                                       6

remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal Law.

     SECTION 18. Further Agreements. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this
Agreement.

     Without limiting the generality of the foregoing, the Seller shall reasonably cooperate with the Purchaser in connection with the initial resales of the Mortgage Loans by the Purchaser. In that connection, the Seller shall provide to the Purchaser: (i) any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request, and (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Purchaser in connection with such resales. Prior to incurring any out-of-pocket expenses pursuant to this paragraph, the Seller shall notify the Purchaser in writing of the estimated amount of such expense. The Purchaser shall reimburse the Seller for any such expense following its receipt of appropriate details thereof.

     SECTION 19. Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, an undivided 100%
ownership interest in the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Custodial Mortgage Files to determine the characteristics of the Mortgage Loans which shall affect the
Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

     SECTION 20. Successors and Assigns; Assignment of Purchase Agreement. This
Agreement shall bind and inure to the benefit of and be enforceable by the
Seller and the Purchaser and the respective successors and assigns of the Seller and the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser.

     SECTION 21. Waivers; Other Agreements. No term or provision of this
Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

     SECTION 22. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

     SECTION 23. General Interpretive Principles. For purposes of this
Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                                       7

     a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

     b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

     c) references herein to "Articles", "Sections", "Subsections",
     "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

     d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

     e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

     f) the term "include" or "including" shall mean without limitation by reason of enumeration.

     SECTION 24. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                               [Signatures Follow]

                                       8

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                          LEHMAN BROTHERS BANK, FSB
                                          (Purchaser)

                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                          WELLS FARGO BANK, N.A.
                                          (Seller)

                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                       9

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE
                                 (WFHM 2005-W14)

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT 2

                           FORM OF OPINION OF COUNSEL

@
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Re:  Wells Fargo Bank, N.A.
     Mortgage Loan Series @

Dear Sir/Madam:

I am @ of Wells Fargo Bank, N.A. and have acted as counsel to Wells Fargo Bank,
N.A. (the "Company"), with respect to certain matters in connection with the sale by the Company of the mortgage loans designated as Mortgage Loan Series @
(the "Mortgage Loans") pursuant to that certain Seller's Warranties and
Servicing Agreement and Mortgage Loan Purchase Agreement by and between the
Company and @ (the "Purchaser"), dated as of @, 2005, (the "Agreements"), which sale is in the form of whole Mortgage Loans. Capitalized terms not otherwise defined herein have the meanings set forth in the Seller's Warranties and
Servicing Agreement.

I have examined the following documents:

1.   the Seller's Warranties and Servicing Agreement;

2.   the Mortgage Loan Purchase Agreement;

3.   the Custodial Agreement;

4.   the form of endorsement of the Mortgage Notes; and

5.   such other documents, records and papers as I have deemed necessary and relevant as a basis for this opinion.

To the extent I have deemed necessary and proper, I have relied upon the representations and warranties of the Company contained in the Agreements. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is my opinion that:

1.   The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

2.   The Company has the power to engage in the transactions contemplated by the
     Agreements, the Custodial Agreement and all requisite power, authority and legal right to execute and deliver the Agreements, the Custodial Agreement and the Mortgage Loans, and to perform and observe the terms and conditions of such instruments.

3.   Each person who, as an officer or attorney-in-fact of the Company, signed
     (a) the Agreements, each dated as of @, 2005, by and between the Company and the Purchaser, and (b) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage
     Loans in accordance with the Agreements was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

4.   Each of the Agreements, the Custodial Agreement and the Mortgage Loans, has
     been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with its terms, subject to the effect of insolvency, liquidation, conservatorship and other similar laws administered by the Federal Deposit Insurance Corporation affecting the enforcement of contract obligations of insured banks and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

5.   The Company has been duly authorized to allow any of its officers to execute any and all documents by original or facsimile signature in order to complete the transactions contemplated by the Agreements and the
     Custodial Agreement in order to execute the endorsements to the Mortgage
     Notes and the assignments of the Mortgages, and the original or facsimile signature of the officer at the Company executing the Agreements, the
     Custodial Agreement, the endorsements to the Mortgage Notes and the assignments of the Mortgages represents the legal and valid signature of said officer of the Company.

6.   Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the
     Agreements, the Custodial Agreement or the sale and delivery of the
     Mortgage Loans or the consummation of the transactions

     contemplated by the Agreements and the Custodial Agreement; or (ii) any
     required consent, approval, authorization or order has been obtained by the
     Company.

7.   Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreements and the Custodial Agreement, will conflict with or results in or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

8.   There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my opinion, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements, and the Custodial
     Agreement, or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the
     Agreements and the Custodial Agreement.

9.   For purposes of the foregoing, I have not regarded any legal or governmental actions, investigations or proceedings to be "threatened"
     unless the potential litigant or governmental authority has manifested to the legal department of the Company or an employee of the Company responsible for the receipt of process a present intention to initiate such proceedings; nor have I regarded any legal or governmental actions, investigations or proceedings as including those that are conducted by state or federal authorities in connection with their routine regulatory activities. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Agreements is sufficient fully to transfer all right, title and interest of the Company thereto as noteholder and mortgagee, apart from the rights to service the Mortgage Loans pursuant to the Agreements.

10.  The form of endorsement that is to be used with respect to the Mortgage
     Loans is legally valid and sufficient to duly endorse the Mortgage Notes to the Purchaser. Upon the completion of the endorsement of the Mortgage Notes and the completion of the assignments of the Mortgages, and the recording thereof, the endorsement of the Mortgage Notes, the delivery to the
     Custodian of the completed assignments of the Mortgages, and the delivery of the original endorsed Mortgage Notes to the Custodian would be sufficient to permit the entity to which such Mortgage Note is initially endorsed at the Purchaser's direction, and to whom such assignment of
     Mortgages is initially assigned at the Purchaser's direction, to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and would be sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Sincerely,

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